Exhibit 10.2
[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
Unoprostone

NDA Transfer,

Patent and Know-how Licensing,

and

Data Sharing

Agreement
Effective Date:

April 23, 2009

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
Unoprostone NDA Transfer, Patent and Know-how Licensing and Data Sharing Agreement
THIS UNOPROSTONE NDA TRANSFER, PATENT AND KNOW-HOW LICENSING AND DATA SHARING AGREEMENT (“Agreement”) is made this 23 day of April, 2009 (the “Effective Date”), by and among Sucampo Pharma Americas, Inc. (“SPA”), a corporation organized and existing under the laws of the State of Delaware, U.S.A., ( a wholly-owned subsidiary of Sucampo Pharmaceuticals, Inc., (“SPI”) a corporation organized and existing under the laws of the state of Delaware, U.S.A.), and having its principal office at 4520 East West Highway, Third Floor, Bethesda, Maryland 20814, and R Tech Ueno, Ltd. (“RTU”), a corporation organized and existing under the laws of Japan and having its registered office at 1-1-7 Uchisaiwai-cho, Chiyoda-ku, Tokyo, Japan ,100-0011 (SPA and RTU each referred to herein as a “Party” and collectively as the “Parties”).
WHEREAS, SPA is a United States based pharmaceutical company that seeks the right to hold and maintain the NDA (as defined below) for Unoprostone (as defined below and further described in Exhibit A) within the SPA Territory (as defined below) in accordance with the requirements of the Regulatory Authority (as defined below);
WHEREAS, SPA also seeks exclusive rights to license the existing Licensed Product (as defined below) and Unoprostone patents and trademarks within the SPA Territory;
WHEREAS SPA also seeks the exclusive right to develop the Licensed Product and Unoprostone for further patents and trademarks worldwide; and
WHEREAS, SPA also seeks to share in the further Clinical Development (defined below) and commercial sale of Licensed Product and Unoprostone within the SPA Territory; and
WHEREAS, RTU has the right to transfer NDA control and maintenance responsibilities for Unoprostone within the SPA Territory to SPA; RTU has the right to license existing Licensed Product and Unoprostone patents and trademarks within the SPA Territory to SPA ; and RTU has the right to license the Licensed Product and Unoprostone for further patents and trademarks worldwide to SPA; and RTU has the right to license the further Clinical Development and commercial sale of Licensed Product and Unoprostone within the SPA Territory to SPA;
WHEREAS, for this Agreement, SPA and RTU agreed upon a Draft Term Sheet dated December 15, 2008 (the “Term Sheet”), which sets forth the basic terms and conditions under which RTU shall license and supply certain products to SPA consistent with the terms of this Agreement, and the parties now wish to enter into this definitive agreement in accordance with the Term Sheet.
NOW, THEREFORE, in consideration of the mutual promises exchanged herein, and in consideration of the execution of the Unoprostone Exclusive Manufacturing and Supply Agreement (the “Unoprostone

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
Supply Agreement”) (Exhibit B) to be executed between the Parties contemporaneously with this Agreement the receipt and sufficiency of such consideration is hereby acknowledged, the Parties agree as follows:
Article 1. Definitions
1.1 “Adverse Event” means any untoward medical occurrence in any patient use of discontinuance of a Licensed Product or clinical investigation subject administered a Licensed Product and which does not necessarily have to have a causal relationship with this pharmaceutical treatment. An adverse event (AE) can therefore be any unfavorable and unintended sign (including an abnormal laboratory finding, for example), symptom, or disease temporally associated with the use of a pharmaceutical product, whether or not considered related to the pharmaceutical product, including but not limited to those events that must or may be reported in accordance with the pre-clinical testing, clinical trial testing or in market pharmaco-vigilance or other reporting requirements as may be required by any Regulatory Agency incident to the prosecution or maintenance of an IND or an NDA or similar regulatory filing with respect to the testing, registration, manufacture use or sale of a product as a pharmaceutical for human use .
1.2 “Affiliate” means, with the respect to either Party, any Person that, directly or through one or more Affiliates, controls, or is controlled by, or is under common control with, such Party. For purposes of this definition, “control” means (i) ownership of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or more than fifty percent (50%) of the equity or management voting interests in the case of any other type of legal entity, (ii) status as a general partner in any partnership, or (iii) any other arrangement whereby a Person controls or has the right to control, directly or indirectly, the commercial operations, the Board of Directors or the equivalent governing body of a corporation or other entity. Notwithstanding the foregoing, in no event at any time during the Term of this Agreement shall SPA be considered Affiliate of RTU nor RTU be considered Affiliate of SPA for the purpose of this Agreement.
1.3 “Annual Net Sales” means the cumulative Net Sales during any given Calendar Year.
1.4 “Applicable Law” means all federal, state, local, national and supra-national treaties, conventions laws or statutes, and any implementing orders, rules and/or regulations, including any rules, regulations, orders, judgments, determinations, guidance, or requirements of Regulatory Authorities, the tax authorities, courts of competent jurisdiction and any non-governmental agencies that control any aspect of the pharmaceutical, medical, commercial or financial activities contemplated by the parties in utilizing the rights granted or received incident to this Agreement, including but not limited to development of pharmaceutical products in accordance with the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use (“ICH”) standards, listing of securities on stock exchanges governed by major national securities exchanges or major securities listing organizations or compliance with financial and accounting standards as promulgated by the Financial Accounting Standards Board or its foreign equivalent for IFRF reporting

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
standards, that may be in effect from time to time during the Term and applicable to a particular activity hereunder.
1.5 “Business Day” means a day, other than a Saturday or Sunday, on which banking institutions in Washington, DC, USA, or Tokyo, Japan, are open for business, such that a bank holiday in the United States which is not a banking holiday in Japan is nevertheless a Business Day under the terms of this Agreement.
1.6 “Clinical Studies” means a human clinical study, or other test or study in humans, with respect to a Unoprostone or a Licensed Product performed incident to an open IND, including, but not limited to Phase I Study, Phase II Study, Phase III Study, Phase IV Study, early access programs, compassionate use and single patient INDs, epidemiological studies, modeling and pharmacoeconomic studies, post-marketing studies, investigator sponsored studies, and health economics studies.
1.7 “Commercialization” or “Commercialize” means any and all activities (whether before or after Regulatory Approval) directed to the commercialization of the Licensed Product, including pre-launch and post-launch marketing, Promoting, distributing, offering to sell and selling the Licensed Product, and importing or exporting the Licensed Product for sale. When used as a verb, “Commercializing” means to engage in Commercialization and “Commercialized” has a corresponding meaning.
1.8 “Commercial Product” means Drug Product specifically produced and packaged for Commercial use and sale for indications with Regulatory Approval within the SPA Territory in final labeling and packaging as approved incident to the NDA.
1.9 “Confidential Information” means all information that is not in the public domain and is protectable by a Disclosing Party as a trade secret under Applicable Law (including, without limitation, Regulatory Data and Information, as defined below) provided to a Party by another Party, whether oral, in writing or otherwise, including, without limitation, any information on the research, development, markets, customers, suppliers, patent applications, inventions, products, procedures, designs, formulas, business plans, financial projections, organizations, employees, consultants or any other similar aspects of a Party’s present or future business.
1.10 “Corporate Names” means (i) in the case of SPA, the trademark SPA and the Sucampo corporate logo or such other names and logos used generally by SPA and its Affiliates in their business (and not relating to a specific product or technology) as SPA may designate in writing from time to time, and (ii) in the case of RTU, the trademark RTU and the RTU corporate logo or such other names and logos used generally by RTU in its business (and not relating to a specific product or technology) as RTU may designate in writing from time to time, in each case ((i) and (ii)), together with any variations and derivatives thereof.
1.11 “Data Exclusivity” means any data or market exclusivity granted to a Licensed Product in the SPA Territory by any Regulatory Authority as of the Effective Date or at any time during the Term.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
1.12 “Development” or “Develop” means, with respect to the Licensed Product, all research, all pre-clinical and clinical activities conducted relating to the Licensed Product for any indication, including without limitation, test method development and stability testing, toxicology, animal studies, formulation, process development, manufacturing scale-up, quality assurance/quality control development for clinical studies, statistical analysis and report writing, and Clinical Studies, including without limitation clinical trial design, operations, data collection and analysis and report writing, publication planning and support, risk assessment mitigation strategies, health economics outcomes research planning and support, clinical laboratory work, disposal of drugs and regulatory activities in connection therewith, the transfer of information, materials, Licensed Product regulatory documentation and other technology with respect to the foregoing, the preparation of Regulatory Filings, and obtaining and/ or maintaining Regulatory Approvals (including regulatory affairs activities and preparation of meetings with Regulatory Authorities). When used as a verb, “Developing” means to engage in Development and “Developed” has a corresponding meaning.
1.13 “Disclosing Party” means the Party disclosing Confidential Information; provided a Party owning certain property as provided hereunder shall be considered the Disclosing Party and the other Party shall be considered the Receiving Party regardless of which Party discloses such information.
1.14 “Drug Approval Application” means, on a Licensed Product-by-Licensed Product basis in SPA Territory, an application submitted to a Regulatory Authority for Regulatory Approval for the Licensed Product, and all supplements and amendments that may be filed with respect to the foregoing.
1.15 “Glaucoma and Ocular Hypertension Indication” means the prophylactic or therapeutic use in the prevention and/or treatment of glaucoma and Ocular Hypertension.
1.16 “Improvement Patent” shall mean any patent relating to any invention made by a Party that improves the performance of the Licensed Product in terms of its safety, efficacy, patient acceptance, cost, manufacture, formulation, dosing, use or sale, but shall not include inventions that involve new compositions of matter used as active ingredients, or new formulation technology otherwise patentable and applicable to other compositions of matter than the Licensed Product.
1.17 “IND” means an application filed with a Regulatory Authority for authorization to commence human clinical trials or prosecute a Drug Approval Application of Unoprostone, including, but not limited to, (i) an Investigational New Drug Application as defined in the Food, Drug and Cosmetic Act (FDCA) or any update thereto or any successor application or procedure filed with the Food and Drug Administration (FDA), (ii) any foreign equivalent of a United States IND, and (c) all supplements and amendments that may be filed with respect to the foregoing.
1.18 “Licensed Know-How” means all Technology controlled by RTU or its Affiliates as of the Effective Date or at any time during the Term that is useful or necessary for developing, using, making, having made, offering for sale, registering, selling or importing the Licensed Product.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
1.19 “Licensed Patents” means all patent and patent applications related to Unoprostone that are hereunder licensed to SPA and/or enable SPA activities in SPA Territory (i) that are owned by or licensed (with the right of sublicense) to RTU on before the Effective Date of this Agreement or (ii) which derive from inventions that are acquired, made, created, developed, conceived or reduced to practice by RTU during the Term of this Agreement, to the extent that such patents or patent applications relate to Unoprostone (including, without limitation, its composition of matter, its method of use, its formulation(s) (either alone or in combination with other active ingredients), its dosing regimens, its manufacture, its synthesis, its metabolism, its safety and/or its utility ) or necessary, used, or useful for the development, manufacture or commercialization of Unoprostone, or (iii) which derive from an invention that is made, created, developed, conceived or reduced to practice jointly by RTU and SPA after the Effective Date of this Agreement the practice of which would in the absence of a license, infringe on a claim of any unexpired patent described in (i) or (ii). Licensed Patents include all reissues, continuations, continuations-in-part, extensions, reexaminations, and foreign counterparts of any of the foregoing. Licensed Patents include listing set forth in Exhibit C (Licensed Patents), which may be amended from time-to-time to add additional patents and patent applications.
1.20 “Licensed Product” means any human or veterinary pharmaceutical product (whether prescription or over-the-counter and in any form or dosage form of a pharmaceutical composition or preparation), comprising of Unoprostone (whether as a sole active ingredient or in combination with one or more other active ingredients) for which the rights to manufacture, to use and to sell such product in the SPA Territory as a pharmaceutical product are granted hereunder to SPA under the Licensed Patents and the Licensed Know-How.
1.21 “Market Withdrawal” means a “market withdrawal” as such term is defined in Title 21, United States Code of Federal Regulations, Part 7.3 (as amended from time to time, or such successor Applicable Law as may take effect in the United States) or in equivalent Applicable Law outside the United States, governing the possible withdrawal of the Licensed Product in the SPA Territory.
1.22 “NDA” means a New Drug Application, as defined by laws for such application within the SPA Territories (as defined below) and applicable regulations promulgated in the countries or territories there under, or other appropriate marketing authorization in Japan, or any counterpart application or marketing authorization in any country of the SPA Territory. For the avoidance of doubt, maintenance of the NDA with respect to compliance of the Drug Substance or the Drug Product with the Drug Master File/Chemistry, Manufacturing and Controls (“DMF/CMC”) elements of the NDA shall remain with and be maintained by RTU .
1.23 “Net Sales” means the total amount billed or invoiced on sales of Licensed Product by SPA or its Affiliates in SPA Territory to independent, unrelated Third Parties such as wholesalers or distributors and actually received in payment from such unrelated Third Parties in bona fide arm’s length transactions, less the following deductions (specifically excluding any royalty payments made by SPA or its Affiliates to RTU), in each case related specifically to Commercialization and sale of the Licensed Product and actually allowed and taken by such Third Parties and not otherwise recovered by or reimbursed to SPA or its Affiliates:

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
(i)	trade, cash and quantity discounts;

(ii)	price reductions or rebates, retroactive or otherwise, imposed by, negotiated with or otherwise paid to governmental authorities;

(iii)	taxes on sales (such as sales or use taxes) to the extent added to the sale price and set forth separately as such in the total amount invoiced;

(iv)	freight, insurance and other transportation charges to the extent added to the sale price and set forth separately as such in the total amount invoiced, as well as any fees for services provided by wholesalers and warehousing chains related to the distribution of the Licensed Product;

(v)	amounts repaid or credited by reason of rejections, defects, one percent (1%) return credits, recalls or returns or because of retroactive price reductions, including, but not limited to, rebates or wholesaler charge backs; and

(vi)	the portion of management, commercialization costs or fees paid during the relevant time period to distributors, co-promotion partners, group purchasing organizations and/or pharmaceutical benefit managers relating specifically to the finished Licensed Product.
Net Sales will include the amount or fair market value of all other consideration received by SPA or its Affiliates in respect of the Licensed Product, whether such consideration is in cash, payment in kind, exchange or other form.
Subject to the above, Net Sales will be calculated in accordance with SPA’s standard internal policies and procedures, which must be in accordance with GAAP (Generally Accepted Accounting Principles as regularly applied under the Financial Accounting Standards Board (“FASB”) as may be promulgated from time to time).
Net sales will not include sales between or among SPA and its Affiliates. For purposes of calculating Net Sales, all Net Sales will be converted into United States dollars using SPA’s standard conversion methodology consistent with GAAP. The standard conversion methodology is based on monthly averages (for example, the spot rate at the end of the month immediately prior to the reporting month plus the spot rate at the end of the reporting month, divided by two) using open market rates.
If SPA or its Affiliates appoint Third Party distributors for the Licensed Product or grant a license or sublicense to any Third Party for manufacturing and selling the Licensed Product, Net Sales will include the Net Sales invoiced and received by SPA or its Affiliates to such Third Party distributors and the royalties or other compensation of any other kind whatsoever invoiced and received by SPA or its Affiliates to any such Third Party manufacturer, but it will not include any sales of the Licensed Product made by any such Third Party distributors or other Person.
1.24 “Order” means, in accordance with the Unoprostone Supply Agreement Sections 1.8 (Order), 2.4 (Clinical Supply; Order) and 2.5 (Commercial Supply; Exclusivity; Forecasting; Order), a written communication from SPA to RTU of SPA’s order for purchase of a specified amount of Unoprostone or Licensed Product at a delivery date, delivery price and delivery location set forth in such written purchase order communication.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
1.25 “Other Indications” means any indication for use of Unoprostone other than the Glaucoma Indication and Ocular Hypertension Indication.
1.26 “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture, or other entity or organization, in any case whether for-profit or not-for profit, and including, without limiting the generality of any of the foregoing, a government or political subdivision, department or agency of a government or formal non-governmental organization.
1.27 “Phase I Study” means a human clinical trial of a product, the principal purpose of which is a preliminary determination of safety or pharmacokinetics in healthy individuals or patients or similar clinical study prescribed by the Regulatory Authorities, from time to time, pursuant to Applicable Law or otherwise.
1.28 “Phase II Study” means, collectively, a Phase IIa Study and a Phase IIb Study.
1.29 “Phase IIa Study” means a human clinical trial of a product, the principal purpose of which is a demonstration of proof of concept in the target patient population or a similar clinical study prescribed by the Regulatory Authorities, from time to time, pursuant to Applicable Law or otherwise.
1.30 “Phase IIb Study” means a human clinical trial of a product, the principal purpose of which is to find the optimally safe and effective dose range in the target patient population or a similar clinical study prescribed by the Regulatory Authorities, from time to time, pursuant to Applicable Law or otherwise.
1.31 “Phase III Study” means a human clinical trial of a product on a sufficient number of subjects that is designated to establish that such product is safe and efficacious for its intended use, and to determine warnings, precautions, and adverse reactions that are associated with such product in the dosage range to be prescribed, which trial is intended to support marketing of such product, including all tests, studies, or a similar clinical study prescribed by the Regulatory Authorities, from time to time, pursuant to Applicable Law or otherwise.
1.32 “Product Label and Insert” means (i) any display of written, printed or graphic matter upon the immediate container, outside container, wrapper or other packaging of the Licensed Product or (ii) any written, printed or graphic material on or within the package from which the Licensed Product is to be dispensed and is reviewed and approved from time to time by a Regulatory Authority from time to time.
1.33 “Product Trademark” means (i) any trademark, trade dress, brand mark, service mark, brand name, logo or business symbol, Internet domain name and e-mail address, whether or not registered or any application, renewal, extension or modification thereto, that is applied to or used with the Licensed Product by RTU, its Affiliates, or any other Party that is marketing, promoting, and/or selling the Licensed Product and (ii) all goodwill associated therewith; in each case ((i) and (ii)). Corporate Names are specifically excluded, except where the name of the manufacturer is required to be mentioned on Licensed Product labels or otherwise by a Regulatory Authority. Product Trademark shall include, but

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
not be limited to, the mark “Rescula” as well as derivatives thereof. Product Trademarks existing as of the Effective Date include, without limitation, those Product Trademarks set forth in Exhibit C (Product Trademarks), which shall be updated from time to time.
1.34 “Product Valid Claims” means, with respect to the Licensed Product, a claim of any issued and unexpired patent included within the Licensed Patents, the enforceability of which has not been subject to one or more of any of the following: (i) irretrievable lapse, revocation or abandonment; (ii) holding of unenforceability or invalidity by a decision of a court or other appropriate body of competent jurisdiction, that is unappealable or unappealed within the time allowed for appeal; and/or (iii) disclaimer or admission of invalidity or unenforceability through reissue or re-examination or opposition, nullity action or invalidation suit response, terminal disclaimer or otherwise. The foregoing notwithstanding, in the event a claim of a patent within the Licensed Patent(s) has been held to be invalid or unenforceable, and an appeal is pending, such claim shall not be considered a Product Valid Claim until reinstated by a final decision of a court or governmental agency of competent jurisdiction.
1.35 “Promote” or “Promotion” means those activities normally undertaken by a pharmaceutical company’s sales force and marketing team to implement marketing plans and strategies aimed at encouraging the appropriate use of a particular prescription or other pharmaceutical product, including detailing. When used as a verb, “Promote” means to engage in such activities.
1.36 “Promotional Material” means all written, printed or graphic material, other than Product Labels and Inserts, intended for use by representatives in Promoting the Licensed Product, including visual aids, file cards, premium items, clinical study reports, reprints, drug information updates, and any other promotional support items.
1.37 “Recall” means a “recall” as such term is defined in Title 21, United Stated Code of Federal Regulations, Part 7.3 (as amended from time to time, or such successor Applicable Law as may take effect in the United States) or equivalent Applicable Law outside the United States, of the Licensed Product.
1.38 “Receiving Party” means the Party receiving Confidential Information; provided a Party owning certain property as provided hereunder shall be considered the Disclosing Party and the other Party shall be considered the Receiving Party regardless of which Party discloses such information.
1.39 “Regulatory Approval” means, in the SPA Territory, any and all approvals, licenses (including product and establishment licenses), registrations, or authorizations of any Regulatory Authority necessary to Develop, manufacture, Commercialize, promote, distribute, transport, store, use, sell or market the Licensed Product, including, where applicable, pricing or reimbursement approval, or pre- and post-approval marketing authorizations, labeling approvals, import and export licenses, technical, medical and scientific licenses.
1.40 “Regulatory Authority” means any national, supra-national, regional, federal, state, provincial or local regulatory agency, department, bureau, commission, council or other governmental entity

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
regulating or otherwise exercising authority over the distribution, importation, exportation, manufacture, use, storage, transport, clinical testing, Commercialization, or sale of the Licensed Product.
1.41 “Regulatory Data and Information” consists of data and information relating to a Licensed Product that is derived from any or several of the following business activities undertaken by any of the Parties at any time: (i) market and business research and intelligence; (ii) research and development of pharmaceutical and medicinal products; (iii) obtaining Commercialization approval for pharmaceutical products; and (iv) consultation with respect to any or several of the above activities.
1.42 “Regulatory Filings” means, collectively, all INDs, Drug Approval Applications, diagnostic product device approval applications, establishment license applications, drug master files, and any product approvals under Section 505 (a) and (b) of the Food, Drug and Cosmetic Act (FDCA) (21 U.S.C. § 355(b)(4)(B)) or any update thereto or all other similar filings (including, without limitation, any counterparts of any of the foregoing in SPA Territory) as may be required by any Regulatory Authority for the Development, manufacture or Commercialization of Unoprostone or the Licensed Product; and (b) all supplements and amendments to any of the foregoing.
1.43 “Technology” means, collectively, proprietary information, know-how and data, technical or non-technical, trade secrets, materials (including tangible chemical, biological or other physical materials) or inventions, discoveries, improvements, processes, methods of use, methods of manufacturing and analysis, compositions of matter, or designs, whether or not patentable.
1.44 “Term” means the definition provided in Section 12.1.
1.45 “Territory” means (i) with respect to SPA, the United States of America and Canada, and all of their territories and possessions and any other location where the FDA or its foreign counterparts in the Territory has jurisdiction over pharmaceutical products intended for human use (“SPA Territory”), and (ii) with respect to RTU, the remaining countries in the world (“RTU Territory”).
1.46 “Third Parties” means any Person other than RTU and SPA and their respective Affiliates.
1.47 “Unoprostone” (also known by the USAN name of Unoprostone isopropyl) is the composition of matter defined chemically as isopropyl [*] as further described in Exhibit A, and its salts, metabolites, as well as any active pro-drugs, isomers, tautomers, hydrates, chelates, complexes and polymorphs and all other pharmaceutically acceptable modifications as may be projected in the public domain as motivation to an medicinal chemistry expert in the drug development field.
Article 2. NDA Transfer
2.1 After the Effective Date, RTU shall cooperate with SPA for timely transfers to SPA of ownership and control of all regulatory approvals and files, owned by RTU as of the Effective Date, for the Licensed Product in the SPA Territory, at RTU’s expense, with the exception of the CMC matter to be retained by RTU.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
2.2 RTU shall provide SPA with transitional services relating to the regulatory approvals, which shall consist of supporting SPA’s efforts to submit regulatory filings, reasonably requested by SPA in writing for a period of up to six (6) months after Effective Date, at SPA ‘s expense.
2.3 Prior to the Effective Date, RTU shall maintain the NDA of the Licensed Product at RTU’s expense and, as from the Effective Date, SPA shall maintain the NDA of the Licensed Product at SPA’s expense within the SPA Territory.
Article 3. Data Sharing
3.1. Right to Use Regulatory Data and Information.
3.1.1	Each Party (each, within this Article 3, a “Receiving Party”) shall have a right to use of all Regulatory Data and Information developed by the other Party (each, within this Article 3, a “Developing Party”) for the purpose specified in the Agreement in such Receiving Party’s Territory. The Parties shall keep one another reasonably apprised of information pertaining to Regulatory Data and Information and may request formal disclosure of Regulatory Data and Information at any time, consent to such request shall not be unreasonably withheld.

3.1.2	The Parties anticipate that a Receiving Party may exercise its rights under this Section 3.1 at any time, and specifically at the start of Phase I Studies or at the end of Phase I Studies, Phase II Studies, Phase III Studies or Regulatory Approval.

3.1.3	If a Receiving Party exercises its right to access and use a Developing Party’s Regulatory Data and Information, such Receiving Party shall be entitled to use such Regulatory Data and Information solely for the purpose of developing, obtaining regulatory approval for, marketing and selling products in such Receiving Party’s Territory pursuant to the terms and conditions of this Agreement. Such rights shall include the right to refer, in any application for regulatory approvals for the Licensed Products and/or Unoprostone in respect of any country in the Receiving Party’s Territory, to any and all documentation filed by the Developing Party or its sublicenses with the regulatory authorities in the Developing Party’s Territory, in support of any application for regulatory approval of the Licensed Products and/or Unoprostone.
3.2 Data Sharing Intellectual Property Ownership. Subject to the rights obtained by a Party pursuant to this Article 3, the Receiving Party shall retain all the rights in any invention, technology, know-how or other intellectual property resulting from its use of the Regulatory Data and Information in compliance herewith; provided, however, that such Receiving Party shall allow the other Party to use non-exclusively in its Territory such Regulatory Data and Information without consideration solely for the purpose of developing, obtaining regulatory approval for, marketing and selling products in such Party’s Territory. The provisions set forth in Article 3 shall not be the basis of any joint development program, partnership or joint venture of any kind unless separately agreed upon. Any joint development program, if any, shall be the subject of separate definitive agreements.
Article 4. Patent License Grants and Know-How Access

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
4.1 Patent Licenses. Subject to the terms and conditions of this Agreement, and subject to no further costs than those set forth in Article 9 below, RTU hereby grants to SPA a royalty-bearing and exclusive license, with right of sublicense as provided in Section 4.3 (Sublicensing), under the Licensed Patents to Develop, import, use, make, have made, export, register, Commercialize, offer for sale and sell Licensed Products throughout the SPA Territory.
4.2 License to Know-How. Subject to the terms and conditions of this Agreement, and subject to no further costs than those set forth in Article 9 below, RTU hereby grants to SPA a royalty-bearing and exclusive license, with right of sublicense as provided in Section 4.3 (Sublicensing), under the Licensed Know-How to Develop, import, use, make, have made, export, register, Commercialize offer for sale and sell Licensed Products throughout the SPA Territory.
4.3 Sublicensing. SPA shall have the right to sublicense its rights under Sections 4.1 (Patent Licenses) and 4.2 (License to Know-How) to Third Parties, provided that (i) the agreement in which such sublicense is granted shall conform with the terms of this Agreement as may be necessary for SPA to abide by all duties, obligations and restrictions provided under this Agreement, and (ii) RTU shall provide written consent for such sublicensing, which shall not be unreasonably withheld. In no event may SPA grant a sublicense that diminishes the rights or increases the obligations of RTU under this Agreement without the prior written consent of RTU. With reasonable promptness following execution, SPA shall provide a copy of any sublicense to RTU provided that the financial terms of such sublicense may be redacted. SPA shall be responsible hereunder for any failure of such Third Parties to comply with the terms and conditions of this Agreement as if they are directly applicable to such Third Parties.
4.4 Improvement Patents. As inventions are discovered by a Party that would be a basis for filing for an Improvement Patent, that inventing Party shall inform the other Party and the Parties will cooperate with each other before the filing, in the filing, and after filing such Improvement Patent, to assure at lowest cost, and more reasonable level of effort the widest filing globally of a patent filing most likely to be granted with the most comprehensive claims so as to best extend and improve the commercial returns from the Licensed Product. Subject to the terms and conditions of this Agreement, and subject to no further costs than those set forth in Article 9 below, RTU hereby grants to SPA a non-exclusive and royalty-free license, under any and all patents to be owned by RTU with respect to any patentable inventions made, created, developed, conceived or reduced to practice by RTU during the Term of this Agreement in relation to the Licensed Product and/or Unoprostone, to Develop, make, register, Commercialize, use and sell the Licensed Products within the SPA Territory hereunder. SPA hereby grants to RTU a non-exclusive and royalty-free license, under any and all patents to be owned by SPA (including its Affiliates and sublicensees) with respect to any patentable inventions made, created, developed, conceived or reduced to practice by SPA during the Term of this Agreement in relation to the Licensed Products and/or Unoprostone hereunder, to make, use and sell any product within the RTU Territory. SPA will notify RTU and its Affiliates within thirty (30) days in the event that SPA decides not to prepare, file, prosecute, maintain and/or defend the Improvement Patents outside of SPA Territory. RTU or its Affiliates shall then have the right and option to do so at its own responsibilities and expense and shall own any resulting patent applicable or patent. Such rights of RTU would be in addition to, and

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
not replace, any other rights and remedies of RTU’s available by law and/or this Agreement. RTU will notify SPA and its Affiliates within thirty (30) days in the event that RTU decides not to prepare, file, prosecute, maintain and/or defend the Improvement Patents outside of SPA Territory. SPA or its Affiliates shall then have the right and option to do so at its own responsibilities and expense and shall own any resulting patent applicable or patent. Such rights of SPA would be in addition to, and not replace, any other rights and remedies of SPA’s available by law and/or this Agreement.
4.5 License to Product Trademarks. Subject to and in accordance with the terms and conditions of this Agreement, and subject to no further costs than those set forth in Article 9 below, RTU hereby grants to SPA an exclusive, even as to RTU and its Affiliates in the SPA Territory, royalty-free license, with the right to sublicense to multiple tiers of Third Parties, to use all current and future Product Trademarks in connection with the performance by SPA or its Affiliates of their development and Commercialization obligations with respect to the Licensed Product, provided, however RTU shall have the right to use these future trademarks without incurring any payment obligations to SPA in RTU Territory. Notwithstanding the license to Product Trademarks granted by RTU in this Section 4.5, SPA shall have the right not to use the Licensed Product Trademarks or to use another trademark (each an “Alternative Trademark”) for the Licensed Product in SPA Territory, and SPA shall own all rights to such Alternative Trademark and shall be free to use such Alternative Trademark without regard to, or accounting to, RTU except as otherwise provided herein. RTU shall have the right to use these Alternate trademarks without incurring any payment obligations to SPA in RTU Territory.
Article 5. Regulatory
5.1 Regulatory Filings; Regulatory Approvals. Subject to Articles 2 (NDA Transfer) and 3 (Data Sharing) the following provisions shall apply:
5.1.1	Ownership. Ownership and control over all aspects of the NDA other than CMC compliance for the Licensed Product and Unoprostone in the Territory shall be transferred to SPA in accordance with the provisions of Article 2 and 3 above. Upon such transfer SPA shall undertake it commercially reasonable efforts to prosecute and maintain the NDA for the Licensed Products and/or Unoprostone [for all product indications] in the Territory.

5.1.2	Preparation of Regulatory Filings; Communications.
a)	Preparation of Regulatory Filings; Review of Regulatory Filings. Subject to all provisions above, the Parties shall reasonably cooperate and consult with each other in good faith to develop strategies for all Regulatory Filings for Unoprostone and the Licensed Product; provided that RTU shall be responsible for determining for the CMC package and shall have a right of final approval for the overall regulatory strategy. The Parties shall also be responsible within their respective Territories for implementing the regulatory strategy for clinical studies (including the interactions with Regulatory Authorities).

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
b)	Communications; Regulatory Meetings. The Parties shall cooperate with each other’s reasonable requests and provide support in responding to Regulatory Authorities, including providing comments on its submissions and responses within ten (10) Business Days from the time of receipt or sooner if required by Regulatory Authority.

c)	Occurrences or Information Arising out of RTU Manufacturing Activities. During the Term, RTU will advise SPA without undue delay, however in any event within a period not to exceed seven (7) Business Days of any occurrences or information arising out of RTU’s manufacturing activities that have or could reasonably be expected to have adverse regulatory compliance and/or reporting consequences concerning the Licensed Product, including actual or threatened Regulatory Authorization withdrawals or labeling changes in SPA Territory, and failure to do so shall constitute a material breach of this Agreement by RTU.

d)	Regulatory Authority Inspections. During the Term, and subject to the Unoprostone Supply Agreement, RTU will be responsible for handling and responding to any Regulatory Authority inspections with respect to RTU’s manufacture of the Licensed Product. RTU will provide to SPA any information reasonably requested by SPA and all information requested by any Regulatory Authority concerning any governmental inspection related to the Licensed Product and will allow Regulatory Authorities to conduct reasonable inspections upon the request of such Regulatory Authority and failure to do so shall constitute a material breach of this Agreement by RTU.

e)	Violations or Deficiencies Relating to the Licensed Product. SPA without undue delay, but in any event within a period not to exceed five (5) Business Days, of any written alleged violations or deficiencies relating to the Licensed Product and the corrective action to be taken. RTU will as expeditiously as practicable take any such corrective action required to comply with the provisions of this Agreement and with the Unoprostone Supply Agreement, and failure to do so shall constitute a material breach of this Agreement by RTU. Prior to submission of any written response submitted to any applicable Regulatory Authority, SPA will have an opportunity to review any portion of the response regarding written alleged violations or deficiencies relating to the Licensed Product.
5.2 Product Labels and Inserts; Core Data Sheets. Each Party and its Affiliates shall own and be responsible for all Product Labels and Inserts for all Licensed Products in its Territory. Each Party and its Affiliates shall own and be responsible for all Core Data Sheets for all Licensed Products in its Territory.
5.3 Adverse Event Reports. SPA and its Affiliates shall be responsible for investigating Adverse Events and other required safety information associated with the use of the Licensed Product in SPA Territory in accordance with the requirements of the relevant Regulatory Authority. SPA shall be responsible for the collection, review, assessment, tracking and filing of information related to Adverse

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
Events, and RTU will cooperate and provide or cause any Third Party to provide such information to SPA and its Affiliates with respect thereto and failure to do so shall constitute a material breach of this Agreement by RTU. Prior to any Commercialization of the Licensed Product in the SPA Territory, the Parties shall enter into an agreement to initiate a process for the exchange of Adverse Event safety data in a mutually agreed format, including, but not limited to, post-marketing spontaneous reports received by a Party or its Affiliates in order to monitor the safety of the Licensed Product and to meet reporting requirements with any applicable Regulatory Authority (“Pharmacovigilance Agreement”).
5.4 Recalls and Market Withdrawals.
5.4.1	Notification. Each Party shall make every reasonable effort to notify the other Party promptly (but in no event later than forty-eight (48) hours) upon its determination that any event, incident or circumstance has occurred that may result in the need for a Recall or Market Withdrawal of the Licensed Product, in or outside of its Territory, and include in such notice the reasoning behind such determination and any supporting facts.

5.4.2	Initiation. SPA shall determine whether to voluntarily implement any Recall and upon what terms and conditions the Licensed Product shall be subject to a Recall in SPA Territory. SPA shall determine whether to voluntarily implement a Market Withdrawal in SPA Territory and upon what terms and conditions the Licensed Product shall be subject to a Market Withdrawal or otherwise temporarily or on a limited basis withdrawn from sale in SPA Territory. If a Recall is mandated by a Regulatory Authority, SPA shall initiate such a Recall to be in compliance with Applicable Law.

5.4.3	Responsibility. For all Recalls or Market Withdrawals undertaken pursuant to this Section 5.4, SPA and its Affiliates shall be solely responsible for the execution of such Recall or Market Withdrawals, and RTU shall reasonably cooperate in all such Recall or Market Withdrawal efforts. RTU shall be responsible for the costs associated with any Recall or Market Withdrawal to the extent of its attribution to the cause of such Recall or Market Withdrawal.

5.4.4	Complaints. In the case that the same lot of the Product is supplied for the SPA Territory and RTU Territory, each Party shall refer any complaints that it receives concerning the Licensed Product in the other Party’s Territory to the other Party within forty-eight (48) hours of its receipt of the same or earlier if required by Applicable Law; provided that all complaints concerning suspected or actual Licensed Product tampering, contamination or mix-up (e.g. wrong ingredients) shall be delivered within twenty-four (24) hours of receipt of the same. Unless otherwise required by any Applicable Law, the Parties shall not take any other action in respect of any such complaint which it receives concerning the Licensed Product in the other Party’s Territory without the prior written consent of the other Party.
Article 6. Development
6.1 General. SPA, at its sole discretion, may engage in Development of Unoprostone and/or Licensed Product in SPA Territory.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
6.2 Additional Clinical Trials. SPA, at its sole discretion, may conduct clinical trials of Unoprostone and/or Licensed Product in SPA Territory, at its sole expense.
6.3 Pharmacovigilance Administration. In SPA Territory, SPA shall be responsible for all costs of pharmacovigilance administration in SPA Territory in accordance with the Pharmacovigilance Agreement (as defined in Section 5.3 above, Adverse Events Reports). RTU shall ensure that it, its Affiliates, or its licensees provide SPA with all information and data required to allow SPA to comply with its regulatory obligations and RTU’s failure to do so shall constitute a material breach of this Agreement by RTU.
6.4 Conduct of Development.
6.4.1	Compliance. Within its Territory, each Party shall perform Development of Unoprostone and/or Licensed Product in good scientific manner and in material compliance with Applicable Law.

6.4.2	Cooperation. The Parties shall cooperate in good faith as needed in performance of Development.
6.5 Records. Each Party shall maintain records of its Development activities in sufficient detail, in good scientific manner and otherwise in a manner that reflects all work done and results achieved in the performance of Development. Each Party shall retain such records for at least five (5) years after the expiration or termination of this Agreement, or for such longer period as may be required by Applicable Law or agreed to in writing by the Parties. Subject to Articles 10 (Confidentiality and Non-Disclosure) and 3 (Data Sharing), each Party shall provide the other Party, upon reasonable request, a copy of such records to the extent reasonably required for the performance of the requesting Party’s obligations and exercise of its rights under this Agreement. Each Party agrees to maintain a policy that requires its employees and consultants to record and maintain Technology developed during the development plans in accordance with generally accepted practice in the industry.
6.6 Other Indications; Mutual Right of First Refusal. From time to time during the Term, each Party may Develop products for Other Indication(s) within each Territory and grant the other Party a non-exclusive license to Develop and Commercialize a product for such Other Indication(s) in its Territory. Each Party shall provide the other with notice of any such Other Indication(s) in writing. The Parties shall negotiate in good faith on basic terms and conditions of such license agreement. Each party shall have the right to sublicense the right set out in this section 6.6 only upon prior written consent by the other party, which consent is within the other party’s full and unfettered discretion.
Article 7. Promotion of Licensed Products
7.1 Efforts. Subject to the terms and conditions of this Agreement, SPA and its Affiliates shall be solely responsible for all aspects of Commercializing the Licensed Product in SPA Territory, including, but not limited to the utilization of Third Parties to Commercialize or detail the Licensed Products. SPA shall have full discretion, without liability to RTU, in determining whether or not to Commercialize the Licensed Product in SPA Territory.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
7.2 Promotional Materials. SPA shall own all Promotional Materials for the Licensed Product in SPA Territory. RTU shall provide SPA with copies of Promotional Materials, if prepared by RTU, for the Licensed Product. SPA, its Affiliates and sublicensees may use such Promotional Materials, as modified appropriately subject to the approval of RTU in writing, for use in SPA Territory for the purpose of this Agreement. SPA shall permit RTU to use copies of the Promotional Materials, including those so modified, within RTU Territory.
Article 8. Consideration
8.1 Upfront Payment. SPA or its Affiliates shall pay to RTU a non-refundable Three Million United States Dollars (US$3,000,000) (payable in Japanese Yen, converted at the spot rate at the close of the Business Day in which each such milestone payment becomes payable) within fifteen (15) days of the Effective Date.
8.2 Milestone Payments. SPA shall make each of the following non-refundable, payments to RTU, in United States dollars, but paid in Japanese Yen, converted at the spot rate at the close of the Business Day in which each such milestone payment becomes payable and each on a one (1) time basis at the end of the month following which the milestone event is achieved:

Milestone Event	Milestone Payment
Re-launch of Rescula® for Glaucoma Indication in SPA Territory	SPA to pay RTU US$500,000 in accordance with 9.2 after the occurrence of the Milestone Event

Other Indication Regulatory Approval in SPA Territory for efficacy	SPA to pay RTU US$1,000,000 in accordance with 9.2 after the occurrence of the Milestone Event

1st occurrence of Annual Net Sales in total of all indications of US$[*] or more in SPA Territory	SPA to pay RTU US$500,000 in accordance with 9.2 after the occurrence of the Milestone Event

1st occurrence of Annual Net Sales in total of all indications of US$[*] or more in SPA Territory	SPA to pay RTU US$1,000,000 in accordance with 9.2 after the occurrence of the Milestone Event

1st occurrence of Annual Net Sales in total of all indications US$[*] or more in SPA Territory	SPA to pay RTU US$2,500,000 in accordance with 9.2 after the occurrence of the Milestone Event

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
8.3 Third Party Royalties and Milestones. Within SPA Territory, SPA shall be solely responsible for the payment of any Third Party Royalties, milestone payments and any other payments arising from Third Party intellectual property rights claims related to the Licensed Product.
8.4 Payment Dates and Reports. Upon making the payments under Sections 9.2 (Milestone Payments) and 9.3 (Third Party Royalties and Milestones), SPA and its Affiliates shall also provide a report showing: (i) a statement identifying the Annual Net Sales of the Licensed Product in the Territory; (ii) the withholding taxes, if any, required by Applicable Law to be deducted with respect to such Net Sales; and (iii) the exchange rates, if any, used in determining the amount of United States dollars.
8.5 Audit Rights. Each Party shall keep and maintain for at least three (3) years complete and accurate records in accordance with GAAP or IFRF as the case may be in sufficient detail to allow confirmation of any payment calculations or components thereof and made hereunder. Upon the written request of a Party (herein, the “Auditing Party”) and not more than once in each Calendar Year, the other Party (herein, the “Audited Party”) shall permit an independent certified public accounting firm of internationally-recognized standing, selected by the Auditing Party (provided that the Auditing Party shall not without the Audited Party’s prior written consent select the same public accounting firm that conducts the Auditing Party’s annual financial statement audit) and reasonably acceptable to the Audited Party, at the Auditing Party’s expense, to have access, with not less than thirty (30) days notice, during normal business hours, to the records of the Audited Party and its Affiliates as may be reasonably necessary to verify the accuracy of the payments hereunder for any year ending not more than thirty-six (36) months prior to the date of such request. The accounting firm will be instructed to provide its audit report first to the Audited Party, and will be further instructed to redact any proprietary information of the Audited Party not relevant to verifying the accuracy of payments prior to providing that audit report to the Auditing Party. The accounting firm’s audit report shall state whether the applicable report(s) is/are correct or not, and, if applicable, the specific details concerning any discrepancies. No other information shall be shared. If such accounting firm concludes that additional monies were owed by the Audited Party to the other, the Audited Party shall have the option to invoke the arbitration proceedings of Sub-Section 14.1.2 or pay the additional monies within thirty (30) days of the date the Audited Party receives such accounting firm’s written report so concluding. The fees charged by such accounting firm shall be paid by the Auditing Party; provided if an error in favor of the Auditing Party of more than ten percent (10%) is discovered, then the Audited Party shall pay the reasonable fees and expenses charged by such accounting firm. Any audit reports provided hereunder shall be the Confidential Information of the Audited Party.
8.6 Withholding Taxes. All payments made under this Agreement shall be free and clear of any and all taxes, duties, levies, fees or other charges, except for withholding taxes. Where any sum due to be paid to a Party hereunder is subject to any withholding tax, the Parties shall use commercially reasonable efforts to do all such acts and things and to sign all such documents as will enable them to take advantage of any applicable double taxation agreement or treaty. In the event there is no applicable double taxation agreement or treaty, or if an applicable double taxation agreement or treaty reduces but does not eliminate such withholding or similar tax, the paying Party shall deduct any

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
withholding taxes from payment and pay such withholding or similar tax to the appropriate government authority, deduct the amount paid from the amount due to the receiving Party and secure and send to the receiving Party the best available evidence of such payment.
8.7 Payments. All payments due under this Agreement shall be payable in Japanese Yen, converted at the spot rate at the close of the Business Day in which each such milestone payment becomes payable. Unless specified otherwise herein or in the Unoprostone Supply Agreement, RTU will invoice SPA for Licensed Product upon RTU’s delivery thereof to SPA’s carrier and payments shall be due within thirty (30) days from date of receipt of invoice. All payments under this Agreement shall be by appropriate electronic funds transfer in immediately available funds to such bank account as RTU shall designate. Each payment shall reference this Agreement and identify the obligation specific as to time and Net Sales or other condition incurring the payment obligation under this Agreement that the payment satisfies. If at any time legal restrictions prevent the remittance of part or all of payments owed by a Party hereunder, the Parties shall promptly negotiate in good faith the terms for repayment under lawful means or methods.
8.8 No Other Compensation. Unless otherwise agreed to by the Parties and set forth in writing, RTU and SPA hereby agree that the terms of this Agreement and all ancillary agreements hereto (including, without limitation, the Unoprostone Supply Agreement attached hereto) shall fully define any and all consideration, compensation and benefits, monetary or otherwise, to be paid, granted or delivered by each Party to the other in connection with the transactions contemplated herein. Neither Party has previously paid or entered into any other commitment to pay, whether orally or in writing, any employee of the other Party, directly or indirectly, any consideration, compensation or benefits, monetary or otherwise, in connection with the transactions contemplated herein.
Article 9. Confidentiality and Non-Disclosure
9.1 Confidentiality.
9.1.1	Nondisclosure Obligations. Except to the extent expressly permitted by this Agreement, at all times during the Term and for a period of ten (10) years following the expiration or termination hereof, the Receiving Party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than the purpose of this Agreement, any Confidential Information of the Disclosing Party. The Receiving Party shall treat and protect the trade secret status of Confidential Information as it would its own proprietary information which in no event shall be with less than a reasonable standard of care, and take reasonable precautions to prevent the publication or unauthorized use or disclosure of Confidential Information to a Third Party, except as explicitly set forth herein, without prior, explicit, written consent of the other Party.

9.1.2	Exceptions to Confidentiality. The Receiving Party’s obligations set forth in this Agreement shall not extend to any information of a Disclosing Party or information developed in the performance of this Agreement that:

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
a)	is or hereafter becomes part of the public domain in accordance with Article 4, by public use, publication, general knowledge or the like or is made generally available in the public domain by a Third Party with right to make such publication; in each case, other than through a breach of this Agreement;

b)	is received from a Third Party without restriction and with the right to disclose such information or information developed in the performance of this Agreement;

c)	the Receiving Party can demonstrate by competent pre-existing written evidence properly maintained as a formal business record was already in its possession without any limitation on its use or disclosure prior to its receipt from the Disclosing Party;

d)	the Receiving Party can demonstrate by competent written evidence properly maintained as a formal business record was independently developed by or for the Receiving Party without reference to, use of or disclosure of the Disclosing Party’s Confidential Information or information developed in confidence in the performance of this Agreement; or

e)	is released from the restrictions set forth in this Agreement by the express prior written consent of the Disclosing Party, or in the case of information developed in confidence in the performance of this Agreement, the other Party.
Notwithstanding the foregoing, specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the Receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the Receiving Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the Receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the Receiving Party unless the combination and its principles are in the public domain or in the possession of the Receiving Party.

9.1.3	Authorized Disclosures. Each Party may disclose Confidential Information and/or Information developed in confidence in the performance of this Agreement to the extent that such disclosure is:
a)	made in response to a valid relevant unappealed or unappealable order of a court of competent jurisdiction or other Regulatory Authority or any political subdivision or regulatory body thereof of competent jurisdiction; provided that the Receiving Party shall first have, if reasonably possible, given notice to the Disclosing Party and given the Disclosing Party, at such Disclosing Party’s own expense, a reasonable opportunity to quash such order or to obtain a protective order requiring that the Confidential Information and/or Information developed in confidence in the performance of this Agreement or documents that are the subject of such order be held in confidence by

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
such court or Regulatory Authority or, if disclosed, be used only for the purposes for which the order was issued; and provided, further, that if a disclosure order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such order shall be limited only to that information which is legally required, in the opinion of legal counsel to the Receiving Party, to be disclosed in such response to such court or governmental order;

b)	otherwise required by Applicable Law or the requirements of a major national securities exchange, in the opinion of legal counsel to the Receiving Party, provided that the Party disclosing such Confidential Information shall exercise its commercially reasonable efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded and if possible give the other Party a reasonable opportunity to review and comment on any such disclosure in advance thereof (but not less than five (5) Business Days, if possible, prior to the date of such disclosure);

c)	made to an applicable Regulatory Authority as useful or required in connection with any filing, application or request for Regulatory Approval; provided that reasonable measures shall be taken to assure confidential treatment and narrowest possible use and disclosure of such information;

d)	(i) reasonably necessary in filing or prosecution of patents or other intellectual and/or industrial property rights covering the manufacture, use or sale of Unoprostone or the Licensed Product(s) or (ii) reasonably necessary in defending litigation related to Licensed Patents if such litigation relates to this Agreement, and in each case of (i) and (ii), provided that the Receiving Party or Party disclosing information developed in confidence in the performance of this Agreement, if such disclosure is non-confidential, gives reasonable advance notice to the Disclosing Party, or other Party in the case of information developed in confidence in the performance of this Agreement, of such disclosure; and

e)	to the extent necessary, and subject to subcontracting provisions set forth in this Agreement, to its Affiliates, directors, officers, employees, consultants, sublicensees of SPA or RTU (or bona fide potential sublicensees of SPA or RTU), vendors and clinicians, under written agreements of confidentiality substantially similar or at least as restrictive as those set forth in this Agreement, who have a need to know such information in connection with a Party performing its obligations or exercising its rights under this Agreement; provided, that either Party may enter into such written agreements that provide for shorter timeframes for maintaining confidentiality than those set forth in this Agreement with the written consent of the other Party.
9.2 Patient Information. The Parties shall abide (and cause their respective Affiliates to abide), and take (and cause their respective Affiliates to take) all reasonable and appropriate actions to ensure that

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
all Third Parties conducting or assisting with any clinical development activities hereunder in accordance with, and subject to the terms of, this Agreement, shall abide, to the extent applicable, by all Applicable Law concerning the confidentiality or protection of patient identifiable information and other patient protected health information, the confidentiality of Confidential Information and the patentability of any concepts, ideas, or inventions developed incident to the performance of this Agreement.
9.3 Use of Name and Disclosure of Terms. Each Party shall keep the existence of, the terms of and the transactions and the subject matter covered by this Agreement confidential and shall not disclose such information to any Third Party through a press release, publication, promotional material, other form of publicity or otherwise, or, except as expressly permitted in this Agreement, mention or otherwise use the name, insignia, symbol, trademark, trade name or logotype of the other Party or its Affiliates in any manner without the prior written consent of the other Party in each instance. The restrictions imposed by this Section shall not prohibit either Party from making any disclosure identifying the other Party that, in the opinion of the disclosing Party’s counsel, is required by Applicable Law, rule or regulation or the requirements of a major national securities exchange or another similar regulatory body, provided that any such disclosure shall be governed by this Article and that the other Party is given a reasonable opportunity to review and comment on any such press release or public communication in advance thereof (but not less than five (5) Business Days prior to the date of disclosure). Further, the restrictions imposed on each Party under this Section are not intended, and shall not be construed, to prohibit a Party from identifying the other Party in its internal business communications, provided that any Confidential Information in such communications remains subject to this Article. Each Party agrees that it shall obtain its own legal advice with regard to its compliance with securities laws, rules and regulations, and will not rely on any statements made by the other Party relating to such securities laws, rules and regulations.
Article 10. Intellectual Property Rights
10.1 RTU Intellectual Property Rights. As between the Parties, RTU and its Affiliates shall have sole and exclusive ownership of all right, title and interest (subject to the licenses granted in this Agreement) in and to any and all Licensed Patents (in case of joint patent with SPA, those rights shall include only the RTU portion of the joint rights), Licensed Know-How and Product Trademarks in the SPA Territory.
10.2 Patent Filing Prosecution and Maintenance. Subject to Article 2 (NDA Transfer) RTU, acting through patent counsel of its choice, and at its own sole discretion, as to which claims, shall be responsible for the preparation, filing, prosecution, maintenance and/or defense of the Licensed Patents in SPA Territory. RTU will notify SPA and its Affiliates within thirty (30) days in the event that RTU decides not to prepare, file, prosecute, maintain and/or defend the Licensed Patents in SPA Territory. SPA or its Affiliates shall then have the right and option to do so at its own expense and shall own any resulting patent applicable or patent. Such rights of SPA would be in addition to, and not replace, any other rights and remedies of SPA’s available by law and/or this Agreement.
10.3 Information and Cooperation. RTU shall (i) provide SPA with copies of all patent applications filed with respect to the Licensed Product and other material submissions and correspondence with the

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
U.S. Patent and Trademark Office and other patent offices, in sufficient time to allow for review and comment by SPA, (ii) provide SPA and its patent counsel with an opportunity to consult with RTU and its patent counsel regarding the filing and contents of any such application, amendment, submission or response and (iii) provide notice of filing of new Licensed Patents to SPA within ten (10) Business Days of such filing. RTU hereby agrees that the advice and suggestions of SPA and its patent counsel shall be taken into reasonable consideration by RTU and its patent counsel in connection with each filing.
10.4 Product Trademarks. RTU shall be responsible for the filing, prosecution, defense and maintenance before all trademark offices of all Product Trademarks and using commercially reasonable efforts to ensure Product Trademarks exist in SPA Territory, and are kept in good standing for an initial period of ten (10) years with three (3) ten (10) year automatic renewals. If, at the end of the Term, SPA wishes to continue to sell the Licensed Product under the Product Trademark, RTU shall grant SPA an exclusive license in SPA Territory to continue to use the Product Trademark for an additional ten (10) years with the option to renew for two (2) additional terms of ten (10) years each. If RTU chooses not to prepare, file, prosecute, maintain or defend Product Trademarks in SPA Territory, then SPA or its Affiliates shall have the right and option to do so at its own expense. At SPA’s request, RTU shall register domain names containing the Rescula trademark. SPA shall be responsible for the filing, prosecution, defense and maintenance before all trademark offices of all Alternative Trademarks.
10.5 Intellectual Property Legal Actions.
10.5.1	Notice of Third Party Infringement, Opposition or Interference. In the event (ia) either Party becomes aware of any possible infringement, opposition of or interference with any Licensed Patent Rights or Licensed Know-How relating to the Licensed Product or any Product Trademark in the SPA Territory, (ii) either Party becomes aware of the submission by any Third Party of regulatory filing in SPA Territory for a product that includes the manufacture, use or sale of Unoprostone, or (iii) either Party becomes aware of any infringement, interference, opposition, or a nullity action being filed against any Licensed Patent by a Third Party (each, an “Infringement”), that Party shall promptly notify the other Party and provide it with all details of such Infringement of which it is aware (each, an “Infringement Notice”).

10.5.2	SPA’s Right to Enforce. In the event of an Infringement, RTU shall have the first right and option to initiate legal proceedings or take other commercially reasonable steps regarding such Infringement. If RTU does not take or initiate commercially reasonable steps to initiate legal proceedings or take other actions regarding the Infringement within ten (10) days from any Infringement Notice, then SPA or its Affiliates shall have the right and option to do so at its own expense.

10.5.3	No Settlement and Allocation of Damages. Neither Party shall settle any Infringement claim or proceeding under this Article that would limit the rights of a Party hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed. If either SPA and/or RTU collects any settlement or judgment from any

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
Third Party Infringers, the Parties shall first allocate any such amounts to each Party equal to their respective attorneys’ fees and litigation costs. Any additional amounts collected shall be payable to SPA.

10.5.4	Right to Represent. RTU and its Affiliates shall have the right, at their own expense, to participate and be represented by counsel that it selects, in any legal proceedings or other action instituted under this Article by SPA.

10.5.5	Cooperation. In any action, suit or proceeding instituted under this Article, the Parties shall cooperate with and assist each other in all reasonable respects. Upon the reasonable request of the Party instituting such action, suit or proceeding, the other Party shall join therein and shall be represented using counsel of its own choice, at the requesting Party’s expense.
Article 11. Term and Termination
11.1 Term
11.1.1	If no Order is submitted from SPA to RTU, or no Clinical Trials are initiated from two (2) years of the Effective Date, then this Agreement shall terminate without further consideration or notice; OR

11.1.2	With respect to each Licensed Product, the term of this Agreement shall commence on the Effective Date and, unless earlier terminated as provided in this Agreement, shall expire upon the later of (i) a period of ten (10) years, or (ii) the expiry of all Product Valid Claims in SPA Territory with respect to such Licensed Product, or (iii) the loss of Data Exclusivity with respect to such Licensed Product. If this Agreement expires (i.e., not terminated pursuant to Section 11.2, Termination for Material Breach), then, at RTU’s request, the Parties shall negotiate in good faith the terms by which SPA could continue to promote or co-promote and distribute the Licensed Product or SPA will sell back to RTU, and RTU will repurchase from SPA, at SPA’s actual cost, remaining inventory with greater than twelve (12) months remaining shelf life.
11.2 Termination.
11.2.1	Termination for Material Breach. In the event of an alleged material breach of this Agreement by a Party, the other Party must give the Party that is allegedly in default notice thereof if such non-breaching party intends to terminate the Agreement pursuant to this Section 11.2.1. Any dispute regarding an alleged material breach of this Agreement shall be resolved in accordance with this Article. It is the Parties’ express intent that consideration shall first and foremost be given to remedying any breach of this Agreement through the payment of monetary damages or such other legal or equitable remedies as shall be appropriate under the circumstances, as decided, in each case, according to the provisions of Section 14.1.2 (Dispute Resolution), and that there shall only be a limited right to terminate this Agreement as a matter of last resort. If,

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
however, a Party receives a notice of material breach that relates solely to the payment of amounts due hereunder, and (i) there is no dispute as to the amounts owed and (ii) such breach for non-payment is not cured within ninety (90) days after receipt of such notice, the notifying Party shall be entitled to immediately terminate this Agreement by giving written notice to the defaulting Party. In the event that the neutral (as defined in Section 14.1.2 (Dispute Resolution)), in accordance with the procedures set forth in Section 14.1.2, has rendered a ruling that a Party has materially breached this Agreement, which ruling specified the remedies imposed on such breaching Party for such breach, and the breaching Party has failed to comply with the terms of such adverse ruling within the time period specified therein for compliance, or if such compliance cannot be fully achieved by such date, the breaching Party has failed to commence compliance and/or has failed to use diligent efforts to achieve full compliance as soon thereafter as is reasonably possible, or in the event the material breach cannot be remedied, then in each case the non-breaching Party shall then in each case the non-breaching Party shall have the following rights:
a)	if SPA is the breaching Party that failed to cure such breach or, if applicable comply with an adverse ruling and if the basis for such breach is SPA’s failure to abide by a material obligation under this Agreement, RTU may terminate this Agreement with respect only to such specific Licensed Product(s) to which such breach relates to by delivering written notice to SPA after the expiration of the period during which SPA was to comply as set forth in the adverse ruling (if applicable) or may at its option continue this Agreement in effect and seek monetary or relief against SPA in an amount commensurate with the damages suffered; and

b)	if RTU is the breaching Party that failed to cure such breach or, if applicable, comply with an adverse ruling and if the basis for such breach is RTU’s failure to abide by a material obligation under this Agreement, SPA may terminate this Agreement with respect only to such specific Licensed Product(s) to which such breach relates to by delivering written notice to RTU after the expiration of the period during which RTU was to comply as set forth in the adverse ruling (if applicable) or may at its option continue this Agreement in effect and seek monetary or relief against RTU in an amount commensurate with the damages suffered.
11.2.2	Termination for Insolvency. In the event a Party files for protection under the bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within sixty (60) days of the filing thereof, then the other Party may terminate this Agreement effective immediately upon written notice to such Party.

11.2.3	Termination for Licensed Product Withdrawal or Material Adverse Event. In the event the Licensed Product is withdrawn from the market by a Regulatory Authority in any country in the

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
world or a material Adverse Event occurs, then SPA may terminate this Agreement effective immediately upon written notice to RTU.
11.3 Consequences of Termination of Agreement in its Entirety. Upon any termination of this Agreement by a Party pursuant to Sub-Sections 11.2.1 or 11.2.2:
11.3.1	the licenses granted by RTU to SPA under this Agreement shall terminate and any and all rights and properties (including Regulatory Filings) provided to SPA hereunder shall revert to RTU;

11.3.2	with respect to all Clinical Studies or post approval studies for any Licensed Product(s) being conducted as of the effective date of termination, the applicable Party shall end such Clinical Studies or post approval studies with respect to enrolled subjects in an orderly and prompt manner in accordance with Applicable Law, including any required follow up treatment with previously enrolled subjects, and all other Development, Commercialization and Promotion activities under this Agreement shall promptly cease.

11.3.3	each Party shall return, or if allowed by the other Party destroy (and soon thereafter provide to the other Party written certification evidencing such destruction), all data, files, records and other materials in its possession or control relating to the other Party’s Technology, or containing or comprising the other Party’s Confidential Information.
11.4 Consequences of Termination of Agreement with respect to a Licensed Product. Upon any termination of this Agreement with respect to a Licensed Product by a Party pursuant to Sub-Sections
11.4.1	the licenses granted by RTU to SPA under this Agreement shall terminate with respect to such terminated Licensed Product(s);

11.4.2	with respect to all Clinical Studies or post approval studies for such terminated Licensed Product being conducted as of the effective date of termination, the applicable Party shall end such Clinical Studies or post approval studies with respect to enrolled subjects in an orderly and prompt manner in accordance with Applicable Law, including any required follow up treatment with previously enrolled subjects, and all other Development, Commercialization and Promotion activities under this Agreement shall promptly cease.
11.5 Surviving Provisions. The rights and obligations set forth in this Agreement shall extend beyond the Term or termination of this Agreement only to the extent expressly provided for in this Agreement. Without limiting the generality of the foregoing, it is agreed that the provisions of Articles 2, 3, 4, 5, 6, 7, 9, 10, 11, 12, 13, and 14 and all defined terms referenced in such Articles as will provide agreed meanings used in such Articles shall survive and govern any after termination claims, liabilities, disputes and rights and, to the extent applicable, all other Articles referenced in any such Article shall survive such termination. Without limiting the generality of the foregoing, the obligations of confidentiality non-disclosure and non use set forth in Article 9 of this Agreement and Intellectual Property set forth in Article 10 and Indemnification set forth in Article 13 shall survive for not less than ten (10) years past effective termination of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
11.6 Continued Obligations. Upon expiration or termination of this Agreement, in whole or in part, for any reason, nothing herein shall be construed to release either Party from any accrued rights or obligations that matured prior to the effective date of such expiration or termination, nor preclude either Party from pursuing any right or remedy it may have hereunder or at law or in equity with respect to any breach of this Agreement.
Article 12. Representations and Warranties
12.1 Mutual Representations and Warranties. SPA and RTU each represents and warrants to the other, as of the Effective Date, as follows:
12.1.1	Corporate Power. Such Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof.

12.1.2	Due Authorization. Such Party (i) has the power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (ii) has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.

12.1.3	Binding Agreement. This Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with the terms hereof subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity.

12.1.4	Conflicts. The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (i) does not conflict with or violate any provision of the articles of incorporation, bylaws or any similar instrument of such Party, as applicable, in any material way and (ii) does not conflict with, violate or breach, or constitute a default or require any consent under, any contractual obligation or court or administrative order by which such Party is bound.
12.2 Compliance with Applicable Law. SPA and RTU each represents and warrants to the other that it shall comply, in all material respects, with Applicable Law relating to such Party’s rights, duties, responsibilities and obligations set forth in this Agreement.
12.3 Intellectual Property – RTU Representations and Warranties.
12.3.1	Right to Grant Licenses. RTU represents and warrants to SPA that it has the right to grant to SPA rights and licenses within the scope set forth in this Agreement that is free and clear of any licenses, sublicenses and all encumbrances and RTU will not enter into an agreement that is inconsistent with the rights and licenses granted to SPA in this Agreement. RTU represents and

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
warrants that no agreements exist with Third Parties that limits or restricts use of the Licensed Patents.

12.3.2	No Existing Claims or Infringement. RTU represents and warrants that, to the best of its knowledge, with respect to all relevant patents and patent applications, trademarks and trademark applications in relation to the Licensed Patents and Product Trademarks, that all patents are valid and in good standing, all assignments for patents and patent applications have been appropriately obtained and recorded, all inventors have been correctly and appropriately listed, no inventorship disputes exist, and there is no claim or demand of any Person pertaining to, or any proceeding which is pending or to the best of its knowledge threatened, that challenges RTU’s interest in or the validity of, scope of , infringement of or enforceability of the Licensed Patents or Product Trademarks or makes any adverse claim of inventorship or ownership thereof. None of the relevant patents and patent applications, trademarks and trademark applications in the Licensed Patents and Product Trademarks are the subject of any ongoing infringement by any Third Party or any pending or, to RTU’s knowledge, threatened adverse claim, judgment, injunction, order, decree or agreement restricting its use in connection with the Licensed Product.

12.3.3	Disclosure and Delivery. RTU represents and warrants that at the time of disclosure and delivery of the Licensed Patents and Product Trademarks to SPA, RTU shall, to the best of its knowledge, have the full right and legal capacity to disclose and license the Licensed Patents and Trademark Applications without violating the rights of Third Parties.

12.3.4	Maintaining Existing Licenses and Rights. RTU represents and warrants that RTU shall maintain all rights and licenses executed by RTU as of the Effective Date that materially affect SPA’s rights set forth in this Agreement. All such licenses are listed in Exhibit B (Licensed Patents) to this Agreement. In the event RTU receives notice that it is in breach of any such rights or license, RTU represents and warrants that it shall give prompt written notice to SPA and take all actions to cure such breach, including at SPA’s option, allowing SPA to cure such breach if possible without impairing SPA’s legal rights and remedies set forth in this Agreement. RTU represents and warrants that RTU shall use commercially reasonable efforts to ensure Product Trademarks exist in each country in SPA Territory and are kept in good standing for an initial period of ten (10) years with ten (10) year automatic renewals, as listed in Exhibit D (Product Trademarks) to this Agreement, which shall be updated from time to time.

12.3.5	Future Authorizations. RTU shall obtain and maintain during the Term all authorizations, consents and approvals, governmental or otherwise, necessary for RTU to grant the rights and licenses granted by RTU under this Agreement.
12.4 No Debarment. Each Party certifies that as of the Effective Date, neither it, nor any of its employees or agents that will be performing hereunder have ever been or are currently, or are the subject of a proceeding that could lead to it or such employees or agents becoming, as applicable, a

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
Debarred Entity or Individual, an Excluded Entity or Individual or a Convicted Entity or Individual. Each Party further agrees that if, during the Term, it, or any of its employees or agents, become, or are the subject of a proceeding that could lead to it or such employees or agents becoming, as applicable, a Debarred Entity or Individual, an Excluded Entity or Individual or a Convicted Entity or Individual, such Party shall notify the other and shall prohibit such employee or agent from performing on its behalf under this Agreement. This provision shall survive termination or expiration of this Agreement for a period of ten (10) years. For purposes of this provision, the following definitions shall apply:
12.4.1	“Debarred Individual” means an individual who has been debarred by the Food and Drug Administration (FDA) pursuant to 21 U.S.C. §335a (a) or (b) from providing services in any capacity to a Person that has an approved or pending drug product application or is similarly debarred under corresponding Applicable Law outside of the United States but in the SPA Territory.

12.4.2	“Debarred Entity” means a corporation, partnership or association that has been debarred by the Food and Drug Administration (FDA) pursuant to 21 U.S.C. §335a(a) or (b) from submitting or assisting in the submission of any abbreviated drug application, or a subsidiary or affiliate of a Debarred Entity or is similarly debarred under corresponding Applicable Law outside of the United States but in the SPA Territory..

12.4.3	“Excluded Individual” or “Excluded Entity” means (i) an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal health care programs such as Medicare or Medicaid by the Office of the Inspector General (OIG/HHS) of the U.S. Department of Health and Human Services, or (ii) is an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal procurement and non-procurement programs, including those produced by the U.S. General Services Administration (GSA) or is similarly debarred under corresponding Applicable Law outside of the United States but in the SPA Territory..

12.4.4	“Convicted Individual” or “Convicted Entity” means an individual or entity, as applicable, who has been convicted of a criminal offense that falls within the ambit of 21 U.S.C. §335a(a) or 42 U.S.C. §1320a — 7(a), but has not yet been excluded, debarred, suspended or otherwise declared ineligible or is similarly debarred under corresponding Applicable Law outside of the United States but in the SPA Territory..
12.5 No Litigation. RTU represents and warrants that there is no threatened, pending or settled litigation with respect to the Unoprostone or the Licensed Product or that may affect in any way RTU’s ability to grant the rights and licenses granted by RTU under this Agreement.
12.6 No Additional Material Information. RTU represents and warrants that, to the best of its knowledge, there is no material information that has not been provided to SPA that may be relevant to the transaction contemplated by this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
12.7 Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE MANUFACTURE OF LICENSED PRODUCT, ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ALL WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.
12.8 Limited Liability. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, EXCEPT IN CIRCUMSTANCES OF INTENTIONAL MISCONDUCT BY A PARTY OR ITS AFFILIATES, OR WITH RESPECT TO (I) INDEMNIFICATION OBLIGATIONS FOR THIRD PARTY CLAIMS SET FORTH IN ARTICLE 13 (INDEMNIFICATION; INSURANCE), NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR LOST REVENUES, OR COST/EXPENSE OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES, WHETHER UNDER ANY CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY.
Article 13. Indemnification; Insurance
13.1 Indemnification by SPA. SPA agrees to indemnify, defend and hold harmless RTU and its Affiliates and their respective employees, agents, officers, directors and permitted assigns (“RTU Indemnitees”) from and against any Third Party claims, judgments, expenses (including reasonable attorneys’ fees), damages and awards (collectively a “Third Party Claim”) arising out of or resulting from the following events:
13.1.1	improper storage or handling of the Unoprostone or the Licensed Product by SPA or its Affiliates or sublicensees including but not limited to failure to comply with CMC specifications, practices or procedures filed in support of the NDA for the Licensed Products;

13.1.2	SPA’s negligence or willful misconduct in regard to its performance, or non-performance, under this Agreement including but not limited to its compliance with cGMP law and regulations and filed CMC requirements of the NDA for the Licensed Products; or

13.1.3	a breach of any of SPA’s representations or warranties hereunder;
except, in the respective events, to the extent that such Third Party Claim arises out of or results from the gross negligence or willful misconduct of any RTU Indemnitee;
13.1.4 any personal injury and /or product liability of arising from the inherent safety of the Drug Substance, Drug Product or Commercial Product.
13.2 Indemnification by RTU. RTU agrees to indemnify, defend and hold harmless SPA and its Affiliates and their respective employees, agents, officers, directors and permitted assigns (“SPA

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
Indemnitees”) from and against any Third Party Claim arising out of or resulting from the following events:
13.2.1	improper storage, handling, manufacturing, formulation or contamination of the Unoprostone or the Licensed Product by RTU or its Affiliates Agreement including but not limited to its compliance with cGMP law and regulations and filed CMC requirements of the NDA for the Licensed Products;

13.2.2	Infringement of Third Party intellectual property rights by the manufacture, use or sale of Licensed Products pursuant to the terms and conditions of this Agreement or the filing and prosecution of any Licensed Patents or Licensed Know-How or any Product Trademark;

13.2.3	failure by RTU or any Affiliate or subcontractor of RTU to supply Licensed Product in accordance with the Specifications and Applicable Law including but not limited to its compliance with cGMP law and regulations and filed CMC requirements of the NDA for the Licensed Products;

13.2.4	any product liability claims arising from quality defect of the Product;

13.2.5	Non-Conforming Product as set forth in Unoprostone Supply Agreement, Section 2.3.2;

13.2.6	RTU’s and/or its subcontractors’ negligence or willful misconduct in regard to its performance, or non-performance, under this Agreement; or

13.2.7	a breach of any of RTU’s representations or warranties hereunder;
except, in the respective events, to the extent that such Third Party Claim arises out of or results from the gross negligence or willful misconduct of any SPA Indemnitee.
13.3 Procedures for Indemnification. The obligations of an indemnifying Party under Section 13.1 and Section 13.2 shall be governed by and contingent upon the following:
13.3.1	Notice of Claim. Each Party shall give the other Party prompt written notice of any Third Party Claim (an “Indemnification Claim Notice”). Each Indemnification Claim Notice shall contain a description of the claim and the nature and amount of the loss claimed (to the extent that the nature and amount of such loss is known at such time). The indemnified Party shall furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any such Third Party Claim. The indemnifying Party shall not be required to provide indemnification notice with respect to a Third Party Claim to the extent that the defense of such Third Party Claim is materially prejudiced by the failure to give timely notice by the indemnified Party or the intentional misconduct of the indemnified Party.
13.3.2	Assumption of Defense. At its option, the indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the indemnified Party within fourteen (14) days after the indemnifying Party’s receipt of an Indemnification Claim Notice or sooner if necessary. The assumption of the defense of a Third Party Claim by the indemnifying Party shall not be

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
construed as an acknowledgement that the indemnifying Party is liable to indemnify any SPA Indemnitees or RTU Indemnitees (as applicable) in respect of the Third Party Claim, nor shall it constitute a waiver by the indemnifying Party of any defenses it may assert against any indemnified Party’s claim for indemnification.

13.3.3	Control of the Defense. Upon the assumption of the defense of a Third Party Claim by the indemnifying Party:
a)	the indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the indemnifying Party, which shall be reasonably acceptable to the indemnified Party;

b)	the indemnified Party shall promptly deliver to the indemnifying Party all original notices and documents (including court papers) received by the indemnified Party in connection with the Third Party Claim; and

c)	except as expressly provided in Section 13.3.4, the indemnifying Party shall not be liable to the indemnified Party for any legal expenses subsequently incurred by such indemnified Party or any SPA Indemnitee or RTU Indemnitee (as applicable) in connection with the analysis, defense or settlement of the Third Party Claim. To the extent that it is ultimately determined that the indemnifying Party is not obligated to indemnify, defend or hold harmless an Indemnitee from and against the Third Party Claim, the indemnified Party shall reimburse the indemnifying Party for any and all costs and expenses (including reasonable attorneys’ fees and costs of suit) and any loss incurred by the indemnifying Party in its defense of the Third Party Claim with respect to such indemnified Party or Indemnitee.
13.3.4	Right to Participate in the Defense. Without limiting Section 13.3.2 or Section 13.3.3, any SPA Indemnitee or RTU Indemnitee (as applicable) shall be entitled to participate in, but not control, the defense of a Third Party Claim and to retain counsel of its choice for such purpose; provided that such retention shall be at its own expense unless, (i) the indemnifying Party has failed to assume the defense and retain counsel in accordance with Section 13.3.2 (in which case the indemnified Party shall control the defense), or (ii) the interests of the Indemnitee and the indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both parties under Applicable Law, ethical rules or equitable principles.

13.3.5	Settlement. The indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of any Third Party Claim, on such terms as the indemnifying Party, in its reasonable discretion, shall deem appropriate; provided that:
a)	the sole relief provided is the payment of money damages;

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
b)	the consent, settlement or other disposition does not, and will not, result in a finding or admission of any negligence, intentional malfeasance, violation of any Applicable Law or any violation of the rights of any person and does not effect on any other claims that may be made against the indemnified Party;

c)	the consent, settlement or other disposition does not, and will not, result in the indemnified Party’s rights under this Agreement being adversely affected; and

d)	the consent, settlement or other disposition does not, and will not, result in the indemnified Party becoming subject to injunctive or other relief or otherwise will adversely affect the business of the indemnified Party in any manner.
With respect to all other Third Party Claims, where the indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 13.3.2, the indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Third Party Claim with the prior written consent of the indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed). The indemnifying Party shall not be liable for any settlement or other disposition of a Third Party Claim by an indemnified Party that is reached without the prior written consent of the indemnifying Party. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, no indemnified Party shall admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written consent of the indemnifying Party, such consent not to be unreasonably withheld, conditioned or delayed.

13.3.6	Cooperation. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, the indemnified Party shall, and shall cause each Indemnitee to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to indemnifying Party to, and reasonable retention by the indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making indemnified Parties and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying Party shall reimburse the indemnified Party for any out-of-pocket expenses in connection therewith.
13.4 Insurance. Each Party shall obtain and carry in full force and effect the minimum insurance requirements set forth herein, which shall protect Indemnitees with respect to events covered by Section 13.1 and Section 13.2. Such insurance (i) shall be primary insurance with respect to each Party’s own participation under this Agreement, (ii) shall be issued by a recognized insurer rated by A.M. Best “A-VII” (or its equivalent) or better, or an insurer pre-approved in writing by the other Party, (c) shall list the other Party as an additional named insured thereunder, and (d) shall require thirty (30) days written

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
notice to be given to the other Party prior to any cancellation, non-renewal or material change thereof. The types of insurance, and minimum limits shall be General liability insurance with a minimum limit of [*] per occurrence and [*] in aggregate. General liability insurance shall include, at a minimum, Professional Liability, Clinical Trial Insurance and, beginning at least thirty (30) days prior to First Commercial Sale of the Licensed Product, product liability insurance. Upon request by a Party, the other Party shall provide Certificates of Insurance evidencing compliance with this Section. The insurance policies shall be under an occurrence form, but if only a claims-made form is available to a Party, then such Party shall continue to maintain such insurance after the expiration or termination of this Agreement during any period in which such Party continues to make, to have made, to use, to offer for sale, to sell or to import a product that was the Licensed Product under this Agreement, and thereafter for a period of five (5) years. Notwithstanding the foregoing, either Party may self-insure in whole or in part the insurance requirements described above, provided such Party continues to be investment grade determined by reputable and accepted financial rating agencies.
Article 14. Miscellaneous
14.1	Governing Law; Dispute Resolution.

14.1.1	Governing Law. This Agreement and all disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the substantive laws of New York, United States of America, without regard to conflict of laws principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted. The Parties hereby exclude the application of or reference to the United Nations Convention on Contracts for the International Sale of Goods from this Agreement.

14.1.2	Dispute Resolution.
a)	Negotiation. The parties agree to consult and negotiate in good faith to try to resolve any dispute, controversy or claim, of any nature or kind, whether in contract, tort or otherwise, that arises out of or relates to this Agreement. No formal dispute resolution shall be used by either party unless and until the chief executive officers of each party shall have attempted to meet in person to achieve such an amicable resolution.

b)	Arbitration. Any dispute, controversy or claim that arises out of or relates to this Agreement that is not resolved under Section 14.1.2(a) shall be settled by final and binding arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce (“ICC”) in effect on the Effective Date, as modified by Section 14.1.2(c) below. Judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction. The place of arbitration shall be Paris, France unless another location is agreed upon between the parties and arbitrators. The arbitration shall be conducted in the English language by three (3) neutral arbitrators

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
selected by mutual agreement of the parties or, if that is not possible within thirty (30) days of the initial demand for such arbitration, by the ICC. At least one (1) arbitrator shall have professional knowledge of and experience in the regulation of and terms of trade of the ethical pharmaceutical industry.

c)	Special Rules. Notwithstanding any provision to the contrary in the ICC’s Rules of Arbitration, the parties hereby stipulate that any arbitration hereunder shall be subject to the following special rules:
(i)	The arbitrators may not award or assess punitive damages against either party; and

(ii)	Each party shall bear its own costs and expenses of the arbitration and shall share equally the fees and costs of the arbitrators, subject to the power of the arbitrators, in their sole discretion, to award all such reasonable costs, expenses and fees to the prevailing party.
14.2	Notices.

14.2.1	Notice Requirements. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement shall be in writing and in English, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand with written confirmation of receipt, by telefax with written confirmation of receipt issued by other means than by automated telefax response or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Sub-Section 14.2.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section. Such notice shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed by other means than automated telefax response) or upon receipt (at the place of delivery) if sent by an internationally recognized overnight delivery service. Any notice delivered by facsimile shall be confirmed by a hard copy delivered by internationally recognized overnight delivery service that maintains records of delivery as soon as practicable thereafter. This Section is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

14.2.2	Addresses for Notice.

For SPA:	Sucampo Pharma Americas Inc.
4520 East West Highway
3rd Floor
Bethesda, MD 20814
USA

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.

Attention: Legal Department
Fax: 301 961 3440

For RTU:	R-Tech Ueno, Ltd.
4-1, Techno-Park
Sanda, Hyogo, 669-1339
Japan
Attention: Mr. Ryu Hirata
Facsimile Number: 81-795-60-7180
14.3 Equitable Relief. The Parties acknowledge and agree that the restrictions set forth in Article 10 (Confidentiality and Non-Disclosure) are reasonable and necessary to protect the legitimate interests of the Parties and that neither Party would have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of any provision of Article 10 (Confidentiality and Non-Disclosure) may result in irreparable injury to the other Party for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any provision of Article 10 (Confidentiality and Non-Disclosure) by a Party, the other Party may be authorized and entitled to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance and an equitable accounting of all earnings, profits and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which such Party may be entitled in law or equity. Nothing in this Section is intended, or shall be construed, to limit the Parties’ rights to equitable relief or any other remedy for a breach of any provision of this Agreement.
14.4 Amendment; Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms of this Agreement may be waived, only by a written instrument signed by duly authorized representatives of each Party or, in the case of waiver, signed by duly authorized representatives of the Party or Parties waiving compliance. The delay or failure of any Party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by any Party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.
14.5 No Third Party Beneficiaries. Except as set forth in Section 13.1 (Indemnification by SPA) and Sub-Section 13.2.2, the provisions of this Agreement are for the sole benefit of the Parties and their permitted successors and permitted assigns and none of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including, without limitation, any employee or creditor of either Party hereto. No such Third Party shall obtain any right under any provision of this Agreement

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
or shall by reasons of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against either Party.
14.6 Relationship of the Parties. Nothing in this Agreement shall be construed (i) to create or imply a partnership, association, joint venture or fiduciary duty between the Parties, (ii) to make either Party the agent of the other for any purpose, (iii) to alter, amend, supersede or vitiate any other arrangements between the Parties with respect to any subject matters not covered hereunder, or (d) to give either Party the right to bind the other or to create any duties or obligations between the Parties, except as expressly set forth herein. All Persons employed by a Party shall be employees of such Party and not of the other Party and all costs/expenses and obligations incurred by reason of such employment shall be for the account and expense of such Party. The Parties agree that the rights and obligations under this Agreement are not intended to constitute a partnership or similar arrangement that will require separate reporting for tax purposes in SPA Territory.
14.7 Assignment and Successors. This Agreement is personal to both Parties and neither Party shall sell, transfer, assign, delegate, pledge or otherwise dispose – other than SPA’s right to sublicense under Article 4 (Patent License Grants and Know-How Access) of its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, in whole or in part without the prior written consent of the other Party, which shall not be unreasonably withheld, excepting always that each Party may, on providing written notice to the other Party, assign this Agreement and the rights, obligations and interests of such Party, in whole or in part, without the written consent of the other Party to any of its Affiliates, or to any purchaser of all or substantially all of its assets and/or all or substantially all of its assets to which this Agreement relates or to any successor corporation resulting from any merger or consolidation of such Party with or into such corporation. Any permitted assignee of all of a Party’s rights under this Agreement shall be deemed to be a party to this Agreement as though named herein; provided with respect to an assignment to an Affiliate, such assigning Party shall remain responsible for the performance by such Affiliate of the rights and obligations hereunder. Any attempted assignment or delegation in violation of this Section shall be void.
14.8 Binding Effect. All validly assigned rights of a Party shall inure to the benefit of and be enforceable by, and all validly delegated obligations of such Party shall be binding on and be enforceable against, the permitted successors and assigns of such Party, provided that such Party, if it survives, shall remain jointly and severally liable for the performance of such delegated obligations under this Agreement.
14.9 Force Majeure. The occurrence of an event which materially interferes with the ability of a Party to perform its obligations or duties under this Agreement which is not within the reasonable control of the Party affected, not due to malfeasance, and which, with the exercise of due diligence could not have been avoided (“Force Majeure”), including, without limitation, fire, explosion, flood, earthquake, war, accident, strike, riot, terrorist attacks, civil commotion, acts of God, or the like, will not excuse such Party from the performance of its obligations or duties under this Agreement, but will suspend such performance during the continuation of Force Majeure. The Party prevented from

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
performing its obligations or duties because of Force Majeure shall be required to, as soon as reasonably possible, notify the other Party hereto of the occurrence and particulars of such Force Majeure and shall be required to provide the other Party, from time to time, with its best estimate of the duration of such Force Majeure and with notice of the termination thereof. The Party so affected shall use reasonable efforts to avoid or remove such causes of nonperformance. Upon termination of Force Majeure, the obligation to perform any previously suspended obligation or duty shall promptly recommence.
14.10 Headings; References. Article, Section and Subsection headings are inserted for convenience of reference only and do not form a part of this Agreement. Unless otherwise specified, (i) references in this Agreement to any Article, Section or Exhibit shall mean references to such Article, Section or Exhibit of this Agreement, (ii) references in any section to any clause are references to such clause of such section, and (iii) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or as amended if expressly stated in this Agreement.
14.11 Interpretation. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders. The term “including” as used herein shall mean including, without limiting the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties. The Parties acknowledge and agree that: (i) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (ii) the terms and provisions of this Agreement shall be construed fairly as to all Parties and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.
14.12 Severability. If and to the extent that any court or tribunal of competent jurisdiction holds any of the terms, provisions or conditions or parts thereof of this Agreement, or the application hereof to any circumstances, to be illegal, invalid or to be unenforceable in a final non-appealable order, (i) such provision shall be fully severable, (ii) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (iii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, in each case provided that the basic purpose and structure of this Agreement is not altered.
14.13 Entire Agreement. This Agreement and the Unoprostone Supply Agreement, and all subsequent related agreements, constitute the entire agreement between the Parties with respect to the subject matter of the Agreement. This Agreement supersedes all prior agreements and understandings, whether written or oral, with respect to the subject matter of the Agreement, including all confidentiality agreements entered in to between the Parties with respect to the subject matters hereof. Each Party confirms that it is not relying on any representations, warranties or covenants of the other Party except as specifically set out in this Agreement. All Exhibits referred to in this Agreement are intended to be and are hereby specifically incorporated into and made a part of this Agreement. In

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
the event of any inconsistency between any such Exhibits and this Agreement, the terms of this Agreement shall govern.
14.14 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and both of which, taken together shall constitute one and the same instrument. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.
14.15 Expenses. Except as otherwise expressly provided in this Agreement, each Party shall pay the fees and expenses of its respective attorneys and all other expenses and costs incurred by such Party incidental to the negotiation, preparation, execution and delivery of this Agreement.
14.16 Further Assurance. Each Party shall perform all further acts and things and execute and deliver such further documents as may be reasonable and necessary or as the other Party may reasonably require to give effect to this Agreement.
14.17 License Survival During Bankruptcy. All rights and licenses granted under or pursuant to any Section of this Agreement are and shall otherwise be deemed to be “intellectual property” as that term is defined in Section 101(56) of Title 11, United States Code (the “Bankruptcy Code”) or in other corresponding definitions under corresponding foreign bankruptcy codes under other Applicable Law in other country(ies) in the SPA Territory. Upon and after any Insolvency Event involving any Party, the other Party shall retain and may fully exercise all of its respective rights and elections under the applicable insolvency law, including, without limitation, rights and elections under Section 365(n) of the Bankruptcy Code or in other corresponding sections under corresponding foreign bankruptcy codes under other Applicable Law in other country(ies) in the SPA Territory to the extent applicable. Furthermore, upon and after any Insolvency Event involving any Party, the other Party shall be entitled to (i) a complete duplicate of, or complete access to, any such intellectual property, and such intellectual property, if not already in its possession, shall be promptly delivered to the non-insolvent Party, unless the insolvent Party elects to continue, and continues, to perform all of its obligations under this Agreement, and (ii) elect to refrain from treating this Agreement as terminated with respect to the intellectual property rights granted to it under this Agreement and instead retain its rights to such intellectual property, as such rights existed immediately before the Insolvency Event and without interference, for the duration of the term of this Agreement.
14.18 Press Release. Subject to Section 10.3 (Use of Name and Disclosure of Terms), the Parties shall issue the Press Release attached hereto as Exhibit E(Press Release) on the Execution Date of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of
The Securities Exchange Act of 1934, as amended.
IN WITNESS WHEREOF, each of the Parties to this Agreement has caused one of its duly authorized representatives to execute this Agreement where provided below effective this 23 day of April 2009, on its behalf and in evidence of its intention to be bound to the terms, obligations, representations and warranties of this Agreement as set forth above.

For and on behalf of		For and On Behalf of
Sucampo Pharma Americas, Inc.		R Tech Ueno, Ltd.
By Its Duly Authorized Representative		By Its Duly Authorized Representative

Signature	/s/ Gayle Dolecek	Signature	/s/ Yukiko Hashitera

Name	Gayle Dolecek, PD, MPH	Name	Yukiko Hashitera
Title	SVP, Research and Development	Title	President
Date	April 23, 2009	Date	April 23, 2009

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
Exhibit A

CONFIDENTIAL	Unoprostone NDA Transfer/IP and Data Sharing Agreement
Exhibit A
Description of Unoprostone Isopropyl

Generic name:	Unoprostone Isopropyl (USAN)

Chemical names:	[*]

CAS No.:	120373-24-2

Structural Formula:	[*]

1/1

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
Exhibit B

CONFIDENTIAL	Unoprostone NDA Transfer/IP and Data Sharing Agreement
Exhibit B
[Separately filed with the Securities and Exchange Commission]

1/1

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Confidential	Exhibit C Licensed Patents

Title	Country	Application No	Filling Date	Patent No	Issue Date	Expiration date

Prostaglandins of the F series	USA	07/945594	9/16/1992	5221763	6/22/1993	7/15/2012

	Canada	565406	4/28/1988	1324129	11/9/1993	11/9/2010

Treatment of Ocular Hypertension with a Synergistic Combination for Ocular Administration	USA	07/703660	5/21/1991	5208256	5/4/1993	5/21/2011
	Canada	2042972-1	5/22/1991	2042972	10/15/1996	5/21/2011

TREATMENT OF OCULAR HYPERTENSION WITH A SYNERGISTIC COMBINATION	USA	07/704570	5/21/1991	5166175	11/24/1992	5/21/2011
	Canada	2042937-2	5/21/1991	2042937	4/30/2002	5/21/2011

TREATMENT OF OCULAR HYPERTENSION WITH A SYNERGISTIC COMBINATION FOR OPHTHALMIC USE	USA	07/899170	6/15/1992	5175189	12/29/1992	5/21/2011
	Canada	2042936-4	5/21/1991	2042936	4/30/2002	5/21/2011

TREATMENT OF OCULAR HYPERTENSION WITH A SYNERGISTIC COMBINATION	USA	08/031875	3/16/1993	5397797	3/14/1995	3/14/2012
	Canada	2042934-8	5/21/1991	2042934	4/23/2002	5/21/2011

TREATMENT OF OCULAR HYPERTENSION WITH A SYNERGISTIC COMBINATION	USA	08/487637	6/7/1995	5547968	8/20/1996	8/20/2013
	Canada	2061907-4	2/26/1992	2061907	4/8/2003	2/26/2012

INCREASING THE CHOROIDAL BLOOD FLOW	USA	07/867359	4/13/1992	5221690	6/22/1993	4/13/2012
	Canada	2065889-4	4/13/1992	2065889	8/27/2002	4/13/2012

TREATMENT OF OCULAR HYPERTENSION	USA	08/162386	12/7/1993	5432174	7/11/1995	8/24/2012

PROCESS FOR PRODUCTION OF PROSTAGLANDIN INTERMEDIATES	USA	07/937949	9/1/1992	5274130	12/28/1993	9/1/2012

1/2

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Confidential	Exhibit C Licensed Patents

Title	Country	Application No	Filling Date	Patent No	Issue Date	Expiration date

STABILIZATION OF A PROSTANOIC ACID COMPOUND	USA	08/202132	2/25/1994	5523461	6/4/1996	2/25/2014

Treatment of Optic Nerve Disorder with Prostanoic Acid Compounds	USA	08/613048	3/8/1996	5773471	6/30/1998	3/8/2016
	Canada	[*]	[*]

TREATMENT OF OCULAR HYPERTENSION WITH A SYNERGISTIC COMBINATION	USA	09/220847	12/28/1998	6329426	12/1/2001	9/30/2018

PHARMACEUTICAL COMPOSITION FOR THE TREATMENT OF HYPERTENSION AND GLAUCOMA	Canada	2356912	12/25/1998	23536912	2/24/2009	12/25/2018

Apotosis Inhibitor	USA	09/816655	3/26/2001	7129272	10/31/2006	3/26/2021

	Canada	[*]	[*]

Treatment of Ocular Hypertension and Glaucoma	USA	09/900021	7/9/2001	6458836	10/1/2002	7/9/2021

Treatment of Ocular Hypertension and Glaucoma	Canada	[*]	[*]

CONTROL OF INTRAOCULAR PRESSURE DURING SURGERY	USA	09/645361	8/25/2000	6414021	7/2/2002	8/25/2020

[*]	USA	[*]	[*]

	Canada	[*]	[*]

[*]	USA	[*]	[*]

	Canada	[*]	[*]

[*]	USA(pro)	[*]	[*]

2/2

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
Exhibit D

CONFIDENTIAL	Unoprostone NDA Transfer/IP and Data Sharing Agreement
Exhibit D
List of Trademarks RESCULA

Country	Application No.	Category	Application Date	Registration No.

USA	77/470526	Class 5	2008.5.9

Canada	806022	Class 5	1996.3.4	806022

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
Exhibit E
Contact:
Kate de Santis
Sucampo Pharmaceuticals, Inc.
240-223-3834
kdesantis@sucampo.com
and
John Woolford
Westwicke Partners
410-213-0506
john.woolford@westwicke.com
Sucampo Acquires Rights to Rescula® for U.S. and Canada
Strengthens Sucampo’s Prostone Product Portfolio
Potential for Label Expansion in Dry AMD
Bethesda, Maryland, and Tokyo, Japan — April 23, 2009 — Sucampo Pharmaceuticals, Inc., (NASDAQ: SCMP) and R-Tech Ueno, Ltd. (RTU) (Osaka Exchange Hercules code: 4573), today announced that Sucampo Pharma Americas, Inc. (SPA), a wholly owned subsidiary of Sucampo Pharmaceuticals Inc., licensed from RTU the commercialization rights to Rescula® (unoprostone isopropyl) in the United States and Canada, including all associated patents and other intellectual property. In addition, RTU will be the exclusive supplier of finished product to Sucampo.
Rescula was approved by the U.S. Food and Drug Administration (FDA) for the treatment of open-angle glaucoma and ocular hypertension in 2000. In addition to these approved indications, Sucampo management believes that Rescula has the potential to be a treatment for dry age-related macular degeneration (dry AMD). As a result, Sucampo plans to initiate a phase 2 clinical trial with Rescula for dry AMD in 2010.
Ryuji Ueno, M.D., Ph.D., Ph.D., Chairman and Chief Executive Officer of Sucampo Pharmaceuticals, said, “We are very pleased to add Rescula to Sucampo’s product portfolio, alongside Amitiza®. We look forward to re-launching Rescula for its currently approved indications and to developing it as a potential treatment for dry AMD. We believe Rescula will be an important and integral part of our product portfolio. Both Rescula and Amitiza are created from the prostone technology whose therapeutic potential I discovered in the 1980s and is also the basis for Sucampo’s clinical and preclinical pipeline compounds. Rescula targets disorders caused by the aging process, which is consistent with the commercial focus of Sucampo and one of my abiding passions.”
Ms. Yukiko Miyake-Hashitera, President and Chief Executive Officer of R-Tech Ueno Ltd., said, “I am very pleased with this agreement as it provides an opportunity for Rescula to significantly impact the quality of vision and quality of life of patients both in the U.S. and Canada. I have the utmost confidence that the potential of Rescula will be fully maximized.”

1

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
Gayle Dolecek, P.D., M.P.H., Senior Vice President of Research & Development, Sucampo Pharmaceuticals, said, “Rescula’s safety profile and novel mechanism of action are two of its product attributes that provide a rationale for new indications. Its existing FDA approval status and safety profile should facilitate entry into clinical trials for dry AMD patients. If those trials are successful, Rescula will provide us the opportunity to meet the unmet medical needs of a substantial patient population.”
Stanley G. Miele, Senior Vice President of Sales & Marketing, Sucampo Pharmaceuticals, said, “This agreement provides Sucampo’s sales team with a second prostone product. As part of our future re-launch of Rescula, we will continue focusing on the Amitiza market segments we now serve, while establishing relationships and a collaborative approach with specialists who treat ocular disorders. This is a very nice fit for our commercial team.”
Terms of the Agreement
Under the terms of the agreement, Sucampo will hold the exclusive rights to commercialize Rescula in the U.S. and Canada for the treatment of glaucoma and ocular hypertension. Sucampo also will have the right to develop Rescula for additional indications. Sucampo also will have the right of first refusal to commercialize in the U.S. and Canada any additional indications for which Rescula is developed by RTU. RTU will be exclusively responsible for supply of Rescula to Sucampo for the U.S. and Canada.
Sucampo will make an upfront payment to RTU of $3.0 million and will be responsible for additional milestone payments based on the achievement of specified development and commercialization goals. Sucampo will be responsible for the development, regulatory, and commercialization activities and expenses for Rescula in the U.S. and Canada.
As of April 1, 2009, RTU held six percent of the outstanding common stock of Sucampo Pharmaceuticals’ outstanding shares. Dr. Ueno, Chairman and Chief Executive Officer of Sucampo Pharmaceuticals, Inc., and his wife, Dr. Sachiko Kuno directly and indirectly own a majority of the capital stock of RTU. Dr. Ueno and Dr. Kuno do not hold any management or board positions with RTU. Dr. Ueno and Dr. Kuno are both members of the board of directors of Sucampo Pharmaceuticals and together directly or indirectly hold a substantial majority of the common stock of Sucampo Pharmaceuticals.
About Rescula (unoprostone isopropyl)
Rescula (unoprostone isopropyl) is a synthetic docosanoid that is administered topically as a liquid eye drop that activates the BK channels in cells within the retina. Sucampo management believes that this activation of BK channels lowers intraocular pressure (IOP) by increasing the outflow of aqueous humor. Clinical studies have shown that in patients with a mean baseline IOP of 23 mm Hg, unoprostone isopropyl lowers IOP by approximately 3 to 4 mm Hg throughout the day.
In clinical and preclinical studies Rescula has: increased ocular blood flow to the optic nerve and in the choroid; maintained visual field; delayed retinal degeneration induced by rhodoposin by inhibiting apoptosis; inhibited topographic and blood changes in an ischemic optic nerve head; and lowered intraocular pressure. SPA believes that these clinical effects suggest that Rescula could potentially be effective in the treatment of other ocular diseases.
Rescula received its first marketing approval in Japan in 1994 for the treatment of glaucoma and ocular hypertension.

2

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
Rescula is a registered trademark of RTU and has been licensed to Sucampo for use in the U.S. and Canada.
Amitiza is a registered trademark of Sucampo Pharmaceuticals, Inc.
About dry age-related macular degeneration (dry AMD)
More than 8 million people in the U.S. currently have age-related macular degeneration (AMD), a disease which causes damage to the retina resulting in loss of vision. AMD is the leading cause of irreversible blindness in adults, worldwide. The prevalence of AMD in the U.S. is expected to increase by more than 50 percent, to approximately 12 million by 2020. More than 85 percent of all people with intermediate and advanced AMD have the dry form, [1]
AMD is a disease associated with aging that gradually destroys sharp, central vision. Central vision is needed for seeing objects clearly and for common daily tasks such as reading and driving. AMD affects the macula, the part of the eye that allows the seeing of fine detail. The macula is located in the center of the retina, the light-sensitive tissue at the back of the eye. The retina instantly converts light, or an image, into electrical impulses or nerve signals, which are sent to the brain. Dry AMD occurs when the light-sensitive cells in the macula slowly break down, gradually blurring central vision in the affected eye. As dry AMD progresses, patients may see a blurred spot in the center of their vision. Over time, as less of the macula functions, central vision is gradually lost in the affected eye. The most common symptom of dry AMD is slightly blurred vision and a need for more light to read and do other tasks. Dry AMD generally affects both eyes, but vision can be lost in one eye while the other eye seems unaffected. [2] Currently, no drugs have been approved by regulatory authorities for the treatment of dry AMD.
About glaucoma
Glaucoma is a group of diseases that can damage the eye’s optic nerve, or retina, resulting in vision loss and blindness. Glaucoma occurs when the normal fluid pressure inside the eyes slowly rises. However, with early treatment, one can often protect one’s eyes against serious vision loss.
It is estimated that over 4 million Americans have glaucoma and that it accounts for 9 to 12 percent of all cases of blindness in the U.S. [3]
For more information visit: http://nei.nih.gov/health and http://www.glaucoma.org
Sources:
1.	Retina Today, January/February 2007

2.	National Eye Institute, Facts about Age-Related Macular Degeneration [NEI Health Information]

3	Glaucoma Research Foundation, Glaucoma Facts and Stats
About Sucampo Pharmaceuticals
Sucampo Pharmaceuticals, Inc., a biopharmaceutical company based in Bethesda, Maryland, focuses on the development and commercialization of medicines based on prostones. The therapeutic potential of prostones, which are bio-lipids that occur naturally in the human body, was first identified by Ryuji Ueno, M.D., Ph.D., Ph.D., Sucampo Pharmaceuticals’ Chairman and Chief Executive Officer. Dr. Ueno founded Sucampo Pharmaceuticals in 1996 with Sachiko Kuno, Ph.D., founding Chief Executive Officer and currently Advisor, International Business Development and a Director.

3

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
Sucampo markets Amitiza® (lubiprostone) 24 mcg in the U.S. for chronic idiopathic constipation in adults and Amitiza 8 mcg in the U.S. to treat irritable bowel syndrome with constipation in adult women. Sucampo also is developing the drug for additional gastrointestinal disorders with large potential markets. In addition, Sucampo has a robust pipeline of compounds with the potential to target underserved diseases, inclusive of age-related diseases, affecting millions of patients worldwide. Sucampo Pharmaceuticals, Inc. has three wholly owned subsidiaries: Sucampo Pharma Europe, Ltd., located in the UK; Sucampo Pharma, Ltd., located in Japan; and, Sucampo Pharma Americas, Inc., located in Maryland. To learn more about Sucampo Pharmaceuticals and its products, visit www.sucampo.com.
About R-Tech Ueno
R-Tech Ueno was founded in 1989 by Ryuji Ueno, M.D. Ph.D., Ph.D., and has been a pharmaceutical venture corporation focusing on research, development, manufacturing and sales promotion of prescription drugs mainly in the area of ophthalmic diseases. Products which we manufacture are Rescula eye drops, glaucoma and ocular hypertension drug and Amitiza capsules, Chronic Idiopathic Constipation and Irritable Bowel Syndrome drug. Utilizing the highest level of expertise in the field of ophthalmology, our “physicians oriented new drug innovation” is making advances into the development of new drugs that target ophthalmic diseases with no currently effective medications. We also offer comprehensive support services to venture companies which seek new drug development. R-Tech Ueno was listed on the Hercules, Osaka Stock Exchange on April 9, 2008. R-Tech Ueno contributes to the society and progress by developing effective pharmaceutical products which are derived from our own innovative ideas.
To learn more about R-Tech Ueno Ltd. and its products, visit http://www.rtechueno.com/en/index.php
Forward-Looking Statements
Any statements in this press release about future expectations, plans and prospects for Sucampo Pharmaceuticals are forward-looking statements made under the provisions of The Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the words “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “will,” “may” or other similar expressions. Forward-looking statements include statements about potential growth in the prevalence of particular diseases or conditions, including dry AMD, the commercial relaunch of Rescula and the ability of Sucampo to commercialize and market it, the potential utility of Rescula to treat additional indications and future clinical trials. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including those described in Sucampo Pharmaceuticals’ filings with the Securities and Exchange Commission (SEC), including the annual report on Form 10-K for the year ended December 31, 2008 and other periodic reports filed with the SEC. Any forward-looking statements in this press release represent Sucampo Pharmaceuticals’ views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Sucampo Pharmaceuticals anticipates that subsequent events and developments will cause its views to change. However, while Sucampo Pharmaceuticals may elect to update these forward-looking statements publicly at some point in the future, Sucampo Pharmaceuticals specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise.
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